UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
NEOSTEM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEOSTEM, INC.
420 LEXINGTON AVENUE, SUITE 350
NEW YORK, NEW YORK 10170

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
To be Held October 5, 2012

To the Stockholders of NeoStem, Inc.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of NeoStem, Inc. (“NeoStem,” or the “Company”) will be held at the offices of the Company's counsel, Lowenstein Sandler PC, at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020, on October 5, 2012, at 10:00 a.m. local time for the following purposes:
1.    To elect seven directors;

2.    To approve the NeoStem, Inc. 2012 Employee Stock Purchase Plan;

3.
To approve an amendment and restatement of the NeoStem, Inc. 2009 Equity Compensation Plan to, among other things, (a) reflect the merger of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan with and into the NeoStem, Inc. 2009 Equity Compensation Plan, and (b) increase by 4,500,000 the aggregate number of shares authorized for issuance under the Amended and Restated 2009 Plan;

4.
To approve the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC pursuant to the terms of the Common Stock Purchase Agreement, dated September 28, 2011, as such agreement may be amended from time to time, in accordance with the stockholder approval requirements of NYSE MKT Company Guide Section 713;

5.
To approve an amendment (in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10, as determined by the NeoStem Board of Directors;

6.	To ratify the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on August 24, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD OCTOBER 5, 2012. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 AND OUR CURRENT REPORT ON FORM 8-K FILED ON AUGUST 15, 2012 ARE AVAILABLE AT http://www.cstproxy.com/neostem/2012. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

All NeoStem stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.
By Order of the Board of Directors of NeoStem, Inc.

Catherine M. Vaczy
Secretary
New York, New York
September 7, 2012

NEOSTEM, INC.
420 Lexington Avenue, Suite 350
New York, New York 10170

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS
October 5, 2012

SOLICITATION OF PROXY

The accompanying proxy is solicited by the board of directors (the “Board of Directors”) of NeoStem, Inc. (“NeoStem,” the “Company,” “we” or “us”) for use at the 2012 Annual Meeting of Stockholders to be held on October 5, 2012, at 10:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company's counsel, Lowenstein Sandler PC, at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020. NeoStem's telephone number is (212) 584-4180.

These proxy solicitation materials are being mailed on or about September 7, 2012 to all stockholders entitled to vote at the Annual Meeting.

The Annual Meeting is being held for the following purposes:
1.    To elect seven directors;

2.    To approve the NeoStem, Inc. 2012 Employee Stock Purchase Plan;

3.
To approve an amendment and restatement (the “Amended and Restated 2009 Plan”) of the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) to, among other things, (a) reflect the merger of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) with and into the 2009 Plan, and (b) increase by 4,500,000 the aggregate number of shares authorized for issuance under the Amended and Restated 2009 Plan;

4.
To approve the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC pursuant to the terms of the Common Stock Purchase Agreement, dated September 28, 2011, as such agreement may be amended from time to time, in accordance with the stockholder approval requirements of NYSE MKT Company Guide Section 713;

5.
To approve an amendment (in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10, as determined by the NeoStem Board of Directors;

6.	To ratify the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This solicitation of proxies is made on behalf of the Company's Board of Directors and the cost thereof will be borne by the Company. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $0.001 per share (“Common Stock”) and Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). Further solicitation of proxies may be made personally, by e-mail or by telephone by the Company's directors, officers and employees who will not receive additional compensation for the solicitation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD OCTOBER 5, 2012. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 AND OUR CURRENT REPORT ON FORM 8-K FILED ON AUGUST 15, 2012 ARE AVAILABLE AT http://www.cstproxy.com/neostem/2012. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

VOTING OF PROXIES; REVOCATION OF PROXIES

The proxy accompanying this proxy statement is solicited on behalf of the Company's Board of Directors for use at the Annual Meeting.

After carefully reading and considering the information contained in and incorporated by reference into this proxy statement, please submit your proxy in the manner set forth herein as soon as possible.

A NeoStem stockholder of record may submit a proxy by (i) marking, signing and dating the proxy card enclosed herewith and returning it to NeoStem in the postage-paid envelope provided before the Annual Meeting or (ii) following the instructions to vote by telephone or internet that appear on your proxy card.

Please note that there are separate arrangements for submitting voting instructions if your shares are registered in the Company's stock records in the name of a broker, bank or other nominee and held on your behalf in street name. NeoStem's stockholders, who own shares through a broker or bank, should check the instructions forwarded by their broker, bank or other holder of record to see which methods are available for submitting voting instructions.

If you are a stockholder of record and you do not submit a proxy or attend the Annual Meeting and vote in person, your shares will not be represented or voted at the Annual Meeting.

All properly signed proxies that the Company receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR:
1.    the Board's nominees for director named herein;

2.    approval of the NeoStem, Inc. 2012 Employee Stock Purchase Plan;

3.
approval of an amendment and restatement (the “Amended and Restated 2009 Plan”) of the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) to, among other things, (a) reflect the merger of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) with and into the 2009 Plan, and (b) increase by 4,500,000 the aggregate number of shares authorized for issuance under the Amended and Restated 2009 Plan;

4.
approval of the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC pursuant to the terms of the Common Stock Purchase Agreement, dated September 28, 2011, as such agreement may be amended from time to time, in accordance with the stockholder approval requirements of NYSE MKT Company Guide Section 713;

5.
approval of an amendment (in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10, as determined by the NeoStem Board of Directors; and

6.	the ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012.

You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	Delivering a written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	Signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•
Attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.

The Company's Board of Directors does not know of any matter that is not referred to in this proxy statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

RECORD DATE, OUTSTANDING SHARES; VOTING RIGHTS

The close of business on August 24, 2012 has been fixed by the Company's Board of Directors as the record date for determination of the stockholders of NeoStem entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Holders of record of Common Stock and holders of record of Series B Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were approximately 1,363 stockholders of record holding an aggregate of 153,516,485 shares of Common Stock, and approximately one stockholder of record holding an aggregate of 10,000 shares of Series B Preferred Stock.

Holders of record of Common Stock as of the close of business on the record date will be entitled to one vote for each share held on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Holders of record of Series B Preferred Stock will be entitled to ten votes per share on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Shares of Common Stock and Series B Preferred Stock vote together as one class. Unless the context otherwise requires, all references to NeoStem “stockholders” in this proxy statement refer to holders of Common Stock and holders of Series B Preferred Stock.

There is no right to cumulate votes in the election of directors. Holders of Common Stock and Series B Preferred Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES; VOTE REQUIRED

A quorum must exist for the transaction of business at the Annual Meeting (other than a motion to adjourn the Annual Meeting). The presence at the Annual Meeting, in person, by remote communication or by proxy, of the holders of presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of NeoStem issued and outstanding and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Assuming that a quorum is present, directors will be elected by a plurality vote (Proposal 1). There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

Assuming that a quorum is present, the approval of the proposals regarding (i) approval of the NeoStem, Inc. 2012 Employee Stock Purchase Plan (Proposal 2); (ii) approval of the Amended and Restated 2009 Plan (Proposal 3); (iii) the approval of the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC pursuant to the terms of the Common Stock Purchase Agreement, dated September 28, 2011, as amended (Proposal 4); and (iv) the ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 6), will each require the affirmative vote of a majority of the total votes cast in person or by proxy. Abstentions and broker “non-votes” with regard to any such proposal are not considered to have been voted on the proposal and therefore will not have any effect on the vote for such proposals.

Assuming that a quorum is present, the approval of the proposal regarding approval of an amendment (in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10, as determined by the NeoStem Board of Directors (Proposal 5), will require the affirmative vote of the holders of a majority of the voting power outstanding as of the record date. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal.

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE MKT, such as the ratification of our independent accounting firm. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above.

We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on such proposal. We believe that the proposals for the election of directors; approval of the NeoStem, Inc. 2012 Employee Stock Purchase Plan; approval of the Amended and Restated 2009 Plan; approval of the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC; and approval of an amendment (in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10, are not considered to be “routine” matters, and hence there may be a significant number of broker non-votes on these proposals.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of NeoStem, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. Unless the context otherwise requires, in this proxy statement, references to “NeoStem,” “we,” “our,” “us” and “the Company” refer to NeoStem, Inc.

Q1: When and where is the Annual Meeting?

A1: The Annual Meeting will be held at the offices of the Company's counsel, Lowenstein Sandler PC, located at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020, on October 5, 2012, at 10:00 a.m., local time.

Q2: Who can attend the Annual Meeting, and what security procedures apply to attendees?

A2: All NeoStem stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. You must comply with NeoStem's pre-registration requirements. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Catherine M. Vaczy, Esq. by e-mail at cvaczy@neostem.com or by phone at (212) 584-4180 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or e-mail, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170, Attn: Catherine M. Vaczy, Esq., Vice President and General Counsel or cvaczy@neostem.com. In accordance with the security procedures of the building in which Lowenstein Sandler PC's offices are located, you will be required to present a form of government-issued photograph identification (such as a drivers' license) to security on the day of the Annual Meeting. Please plan your arrival at Lowenstein Sandler's offices so that you allow a reasonable amount of time before the start time of the meeting.

Q3: What am I being asked to vote upon at the Annual Meeting?

A3: NeoStem stockholders are being asked to consider and vote upon the following proposals:

1.    Election of seven directors;

2.    Approval of the NeoStem, Inc. 2012 Employee Stock Purchase Plan;

3.
Approval of an amendment and restatement (the “Amended and Restated 2009 Plan”) of the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) to, among other things, (a) reflect the merger of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) with and into the 2009 Plan, and (b) increase by 4,500,000 the aggregate number of shares authorized for issuance under the Amended and Restated 2009 Plan;

4.
Approval of the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC pursuant to the terms of the Common Stock Purchase Agreement, dated September 28, 2011, as such agreement may be amended from time to time, in accordance with the stockholder approval requirements of NYSE MKT Company Guide Section 713;

5.
Approval of an amendment (as determined by the NeoStem Board of Directors, in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10; and

6.	Ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Q4: What vote is required to approve the proposals?

A4: Holders of record of NeoStem Common Stock at the close of business on August 24, 2012 (the “Record Date”) will be entitled to one vote for each share held on each matter submitted to a vote of the stockholders of NeoStem. Holders of record of NeoStem Series B Convertible Redeemable Preferred Stock (the “NeoStem Series B Preferred”) at the close of business on the Record Date will be entitled to ten votes per share on each matter submitted to a vote of the stockholders of NeoStem. Shares of NeoStem Common Stock and NeoStem Series B Preferred vote together as one class. Unless the context otherwise requires, all references to NeoStem “stockholders” in this proxy statement refer to holders of NeoStem Common Stock and holders of NeoStem Series B Preferred.

Assuming that a quorum is present, votes required to approve the proposals presented to the NeoStem stockholders are as follows:

(a) The affirmative vote of the holders of a majority of the total votes cast in person or by proxy will be required for (i) approval of the NeoStem, Inc. 2012 Employee Stock Purchase Plan (Proposal 2); (ii) approval of the Amended and Restated 2009 Plan (Proposal 3); (iii) approval of the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC (Proposal 4); and (iv) Ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 6).

Abstentions and broker “non-votes” with respect to these proposals are not considered to have been voted on the respective proposal and therefore will not have any effect on the votes with respect to these proposals.

(b)
The affirmative vote of a majority of the voting power outstanding as of the Record Date is required for approval of an amendment (as determined by the NeoStem Board of Directors, in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10 (Proposal 5).

If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal.

(c)	Directors will be elected by plurality vote (Proposal 1).

There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

NeoStem stockholders will not have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the Annual Meeting.

Q5: How does the Board recommend that I vote?

A5: After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote “FOR”:

1.    Election of the Board's nominees for director;

2.    Approval of the NeoStem, Inc. 2012 Employee Stock Purchase Plan;

3.
approval of an amendment and restatement (the “Amended and Restated 2009 Plan”) of the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) to, among other things, (a) reflect the merger of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) with and into the 2009 Plan, and (b) increase by 4,500,000 the aggregate number of shares authorized for issuance under the Amended and Restated 2009 Plan;

4.
Approval of the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC pursuant to the terms of the Common Stock Purchase Agreement, dated September 28, 2011, as such agreement may be amended from time to time, in accordance with the stockholder approval requirements of NYSE MKT Company Guide Section 713;

5.	Approval of an amendment as determined by the NeoStem Board of Directors, (in the event it is deemed by the NeoStem

Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10; and

6.	Ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Q6: What constitutes a quorum at the Annual Meeting?

A6: A quorum must exist for the transaction of business at the Annual Meeting (other than consideration of a motion to adjourn the meeting). The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of NeoStem issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Q7: How do I vote my shares?

A7: After you read and consider the information presented and incorporated by reference in this proxy statement, you may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet. If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions on your proxy card. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer those alternatives. Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q8: If my shares of NeoStem Common Stock are held in “street name” by my broker, will my broker vote my shares for me?

A8: Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. Please vote using your voting instruction card so your vote can be counted.

Q9: What can I do if I change my mind after I vote my shares?

A9: If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending a written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy;

•	voting over the Internet at a later time; or

•	attending the Annual Meeting and voting in person.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the next question. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q10: What happens if additional matters are presented at the Annual Meeting?

A10: Other than as described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q11: What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A11: If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board's recommendations as follows: “FOR” election of the Board's nominees for director; “FOR” approval of the NeoStem, Inc. 2012 Employee Stock Purchase Plan; “FOR” approval of the Amended and Restated 2009 Plan; “FOR” approval of the issuance of shares of NeoStem common stock to Aspire Capital Fund, LLC; “FOR” approval of an amendment (in the event it is deemed by the NeoStem Board of Directors to be advisable) to NeoStem's certificate of incorporation to effect a reverse stock split of NeoStem common stock at a ratio within the range of 1:2 to 1:10, as determined by the NeoStem Board of Directors; and “FOR” ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Q12: What do I do if I receive more than one proxy or set of voting instructions?

A12: If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/ or set of voting instructions relating to the Annual Meeting. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote your shares by telephone or over the Internet (if those options are available to you).

Q13: Who will bear the cost of this solicitation?

A13: NeoStem is making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock. We have engaged Alliance Advisors, a proxy solicitation firm, to provide services as proxy solicitor in connection with this proxy statement, for a fee of approximately $3,750 plus reasonable and approved expenses. If you need assistance with the voting of your shares you may contact Alliance Advisors toll free at: (866) 329-8434. Confirm amount of fee ($3750).

Q14: Whom may I call with questions?

A14: If you have any questions regarding the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact the individual listed below:

NeoStem, Inc.
420 Lexington Avenue, Suite 350
New York, NY 10170
Attention: Catherine M. Vaczy, Esq.
Vice President and General Counsel
Telephone:(212) 584-4180

If you need assistance with the voting of your shares you may also contact Alliance Advisors, a proxy solicitation firm engaged by us, toll free at: (866) 329-8434. Confirm engagement of Alliance Advisors with respect to Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

General

Currently, the Board of Directors consists of nine members, all of one class. On August 20, 2012, the Board of Directors reduced the size of the Board from nine to seven members, effective as of the date of the Annual Meeting.

Seven individuals have been nominated by the Board for election as directors at the forthcoming Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The seven nominees are as follows: Robin L. Smith, M.D., Richard Berman, Steven S. Myers, Drew Bernstein, Eric H.C. Wei, Andrew Pecora, M.D., FACP and Martyn D. Greenacre.

Information with Respect to Director Nominees

The following table and related narrative sets forth certain information about the nominees for director.* Directors are elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. There are no family relationships among any of our directors and executive officers.

Name	Age	Director Since
Robin L. Smith, M.D.(1)	47	2006
Richard Berman	70	2006
Steven S. Myers	66	2006
Drew Bernstein	56	2009
Eric H.C. Wei	56	2009
Andrew Pecora, M.D., FACP(2)	55	2011
Martyn D. Greenacre	70	2011

*The seven nominees for re-election are currently directors of the Company. In connection with the pending divestiture (the “Erye Sale”) of our 51% interest (“Erye Interest”) in Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”) pursuant to the Equity Purchase Agreement, dated as of June 18, 2012 (as amended, the “Equity Purchase Agreement”), Mr. Shi Mingsheng (currently the Chairman of the Board of Erye, and who was initially appointed to our Board on March 11, 2010) is to resign from our Board of Directors effective on or prior to the closing of the Erye Sale, and as a result, Mr. Shi will not be nominated for re-election to our Board of Directors at the Annual Meeting. In addition, after three years of service Edward C. Geehr, M.D. has decided not to seek re-election to the Board. Therefore, on August 20, 2012 our Board of Directors reduced the size of the Board from nine directors to seven directors, effective as of the date of the Annual Meeting. As a result, the director terms of Mr. Shi and Dr. Geehr will expire as of the Annual Meeting.

(1) Since 2006, Dr. Smith has also served as Chief Executive Officer and Chairman of the Board.

(2) Dr. Pecora was appointed to the Board of Directors on December 8, 2011 following our Company's January 2011 acquisition (the “PCT Merger”) of Progenitor Cell Therapy, LLC (“PCT”) pursuant to an Agreement and Plan of Merger dated September 23, 2010 (the “PCT Merger Agreement”). Since the PCT Merger, Dr. Pecora also serves as Chief Medical Officer of PCT and since August 17, 2011, as the Company's Chief Medical Officer. Additionally, he serves as Chief Scientific Officer of our subsidiary Amorcyte, LLC (“Amorcyte”), which we acquired on October 17, 2011 (the “Amorcyte Merger”) pursuant to an Agreement and Plan of Merger dated as of July 13, 2011 (the “Amorcyte Merger Agreement”).

Robin L. Smith, M.D.

Dr. Robin L. Smith became the Chief Executive Officer and Chairman of the Board of NeoStem effective June 2, 2006, after first joining the Company as Chairman of our Advisory Board in September 2005. Dr. Smith brings to NeoStem expertise in business development and medicine, including her extensive and diversified experience serving in executive and board capacities in medical enterprises and healthcare-based entities.  During her tenure over the past six years as Chairman and CEO, Dr. Smith has successfully led the company to complete five acquisitions and raise over 100 million dollars toward building a leading company in the emerging cell therapy industry.

From 2000 to 2003, Dr. Smith served as President & Chief Executive Officer of IP2M, a multi-platform media company specializing in healthcare. During her term, the company was selected as being one of the 10 fastest growing technology companies in Houston. IP2M was sold to a publicly-traded company in February 2003. Previously, from 1998 to 2000, she was Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a National Radiology Management company that managed 14 percent of the healthcare dollars spent by large insurance companies.

Dr. Smith has acted as a senior advisor to, and investor in, both publicly traded and privately held companies where she has played a significant role in restructuring and or growing the companies. She currently serves on the Board of Trustees of the NYU Medical Center Board, is past Chairman of the Board of Directors for the New York University Hospital for Joint Diseases where she headed up new development efforts and board member recruitment, and served on the Board of Choose Living. Dr. Smith is the President and serves on the Board of Directors of The Stem for Life Foundation. Dr. Smith received a medical degree from Yale University in 1992 and a master's degree in business administration from the Wharton School in 1997. The Board of Directors concluded that Dr. Smith should continue serving as a director based upon her expertise in business development and medicine, including her extensive and diversified experience serving in executive and board capacities in medical enterprises and healthcare-based entities, and her leadership of the Company over the past six years.

Richard Berman

Richard Berman joined our Board of Directors in November 2006, serves as Chairman of the Compensation Committee and until March 2009 and June 2009, respectively, served as Chairman of the Nominating Committee and Chairman of the Audit Committee. Mr. Berman continues to serve as a member of the Audit Committee and the Nominating Committee. Mr. Berman's business career spans over thirty-five years of venture capital, management and merger & acquisitions experience. In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006-2011, he was Chairman of National Investment Managers (OTC: NIVM.OB), a company with $12 billion in pension administration assets. In 2012, he became vice chairman of Energy Smart Resources, Inc., a privately-held company. Mr. Berman is currently a director of two additional public companies: Advaxis, Inc. (OTC: NIVM.OB), and Lustros, Inc. (OTC: LSLD). From 1998-2000, he was employed by Internet Commerce Corporation (now Easylink Services (Nasadaq: ESIC)) as Chairman and CEO.
Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; helped create the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide Technologies (Nasdaq: XIDE); helped create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. Mr. Berman is a past director of the Stern School of Business of NYU, where he received B.S. and M.B.A. degrees. Mr. Berman also has United States and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. We believe that Mr. Berman's financial and business expertise, including his background in investment banking and mergers and acquisitions, and his extensive and diversified experience as a director in the public company context, give him the qualifications and skills to serve as director.

Steven S. Myers

Steven S. Myers joined our Board of Directors in November 2006 and serves on the Compensation Committee, Audit Committee and Nominating and Governance Committee. In March 2009, Mr. Myers became Chairman of the Nominating and Governance Committee. Mr. Myers is the founder, and until his retirement in March 2007 was the Chairman and CEO, of SM&A (Nasdaq:WINS), the world's leading provider of Competition Management Services. SM&A helps businesses win structured competitive procurements and design successful transitions from proposals to programs. Since 1982, SM&A has managed over 1,000 proposals worth more than $340 billion for its clients. SM&A routinely supports clients such as Boeing, Lockheed Martin, Accenture, Raytheon, Northrop Grumman, Motorola, and other Fortune 500 companies. SM&A was publicly traded until 2008.

Mr. Myers graduated from Stanford University with a B.S. in Mathematics and had a successful career in the aerospace and defense sector supporting Department of Defense and NASA programs before founding SM&A. He has a strong technical background in systems engineering and program management. Mr. Myers is also founder, President and CEO of Dolphin Capital Holdings, Inc, which owns, operates and leases business jet aircraft and does private equity investing in innovative enterprises. A serial entrepreneur, Mr. Myers has spearheaded a number of business innovations in aerospace & defense and in business aviation. He is a highly accomplished aviator. The Board of Directors concluded that Mr. Myers should continue serving as a director based upon his technical background and diversified entrepreneurial and business expertise, including his having established and managed innovative enterprises (in the areas of proposal development for competitive procurements, aircraft leasing and private equity investment), together with his technical experience in the aerospace and defense sector.

Drew Bernstein

Mr. Bernstein was appointed to our Board of Directors on June 9, 2009. Mr. Bernstein serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Bernstein qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Mr. Bernstein also serves as a member of our Compensation Committee. Mr. Bernstein co-founded Bernstein & Pinchuk LLP (B&P) in 1983 (now the managing member of Marcum Bernstein & Pinchuk (MarcumBP), a PCAOB-registered accounting firm headquartered in New York). His early recognition of the global marketplace and his extensive work in China resulted in the rapid expansion of the firm's services to the PRC where he established associate offices to better serve client needs. In addition, his diverse experience in retail, manufacturing, hospitality, professional practices and real estate contributed to the expansion of the firm's client base abroad. He is a frequent speaker at industry, investment banking and university conferences. Mr. Bernstein provides business advisory and specialized auditing and accounting services to public and non-public companies throughout the United States, China, Europe and Africa.

Mr. Bernstein has been responsible for more than 200 real estate transactions with an aggregate value in excess of US$3 billion. He is qualified to perform accounting and auditing services for public companies and has qualified as an expert witness. He is an active member of the board of directors and an officer of a prestigious foundation that was honored with the President's Voluntary Action Award by the late President Ronald Reagan. Mr. Bernstein received his B.S. degree from the University of Maryland Business School. He is licensed in the State of New York and other states and is a member of the AICPA, the NYSSCPA and the NSA.

Mr. Bernstein received his BS degree from the University of Maryland Business School, is licensed in the State of New York, Connecticut, California, Texas and Maryland and is a member of the AICPA, the NYSSCPA and the NSA. Mr. Bernstein is a director (and the chairman of the audit committee) for China Wind Systems, Inc. (OTC BB: CWSI.OB), a leading supplier of forged products and industrial equipment to the windpower and other industries in China, and for Orient Paper, Inc. (AMEX: ONP), a holding company for a producer and distributor of paper products in China. The Board of Directors concluded that Mr. Bernstein should continue serving as a director based upon his diversified financial, accounting and business expertise, including his extensive background in accounting and auditing services, his knowledge of the global marketplace and his extensive work in China.

Eric H.C. Wei

Pursuant to the terms of the Erye Merger agreement, Eric H.C. Wei was appointed to the NeoStem Board of Directors upon the consummation of the Erye Merger in October 2009. He previously served as a director of CBH from July 2006 to March 2007. Eric H.C. Wei is one of the founders and the Managing Partner of RimAsia Capital Partners, L.P. a private equity firm focused on the pan-Asian mid-market sector and a greater-than-5% stockholder of NeoStem. Prior to establishing RimAsia in January of 2005, Mr. Wei was a managing director of Gilbert Global Equity Partners, a US$1.2 billion global private equity fund; a founding partner of Crimson Asia Capital Partners, a US$435 million Asian private equity program; a founder and investment committee member of the US$800 million Asian Infrastructure Fund, and an investor and director of The Asian MBO Fund. Mr. Wei has also previously been an investment banker with over 10 years of experience at Peregrine Capital, Prudential Securities, Lazard Freres and Citibank. Mr. Wei received a Bachelor of Science degree in Math and Economics from Amherst College and a Master of Business Administration degree from the Wharton Graduate School of Management at the University of Pennsylvania. The Board of Directors concluded that Mr. Wei should continue serving as a director based upon his diversified financial and business expertise, including his background in investment banking, his extensive experience in managing private equity funds, and his familiarity with the pan-Asian mid-market sector.

Andrew L. Pecora, M.D., F.A.C.P.

Andrew L. Pecora, M.D., F.A.C.P. was appointed to our Board of Directors on December 8, 2011. Dr. Pecora is co-founder and past Chairman and Chief Executive Officer of Progenitor Cell Therapy, LLC (“PCT”), which is a subsidiary of the Company. Dr. Pecora has served as NeoStem's Chief Medical Officer since August 17, 2011 and as PCT's Chief Medical Officer since January 19, 2011 following the Company's acquisition of PCT. Prior to the acquisition, Dr. Pecora had served from 1999 to 2011 as Chairman, Chief Executive Officer and Chief Medical Officer of PCT, and as a member of PCT's Board of Managers. Dr. Pecora is also Chief Scientific Officer of Amorcyte, Inc. (“Amorcyte”), a subsidiary of the Company acquired in October 2011, and held such position prior to the acquisition. Dr. Pecora served as the Chairman and Director of the John Theurer Cancer Center at Hackensack University Medical Center (HUMC) from 2001 to 2011, and commencing 2011 Dr. Pecora serves the John Theurer Cancer Center as Chief Innovations Officer, Professor and Vice President of Cancer Services. Since 1996 Dr. Pecora has been Co-Managing Partner of the Northern New Jersey Cancer Center, which is a private physicians practice group affiliated with HUMC. He has also been a Professor of Medicine at the University of Medicine and Dentistry of New Jersey since 2004. Dr. Pecora serves on the board of Cancer Genetics, Inc. and is chairman of the board of Tetralogics, Inc., a company developing small molecules to treat cancer. Dr. Pecora brings a variety of business development and practical business skills to NeoStem. He has worked with numerous companies in developing their products and manages a large clinical practice and the cancer department at a major health care institution. Dr. Pecora also has significant experience in the design of clinical trials (Phase 1 to 3), institutional review board practices, conduct of clinical trials, clinical research, and payor relationships both domestically and on a global basis. Dr. Pecora received an M.D. from the University of Medicine and Dentistry of New Jersey, graduating with honors. He went on to complete his medical education in internal medicine at New York Hospital and in hematology and oncology at Memorial Sloan-Kettering Cancer Center, both in New York City. He is board certified in internal medicine, hematology, and oncology. Dr. Pecora's appointment to the NeoStem Board of Directors was a term of the Company's merger agreement with PCT which closed in January 2011. The Board of Directors has concluded that Dr. Pecora should continue serving as a director based on his diversified experience in healthcare, including his expertise in clinical trial design and product development, and his management experience.

Martyn D. Greenacre

Martyn D. Greenacre was appointed to our Board of Directors on December 8, 2011 and serves on the Audit Committee. Mr. Greenacre has served as Chairman of Life Mist Technologies, Inc. a privately-held fire suppression equipment company, since 2002. He previously was Chairman of the Board of BMP Sunstone Corporation, which was acquired by Sanofi-Aventis in February 2011. Mr. Greenacre also served as a director of Cephalon Inc., a biopharmaceutical company that was acquired by Teva Pharmaceutical Industries in October 2011, and Orchestra Therapeutics, an immuno-pharmaceutical company. He currently has the role of Chairman of the Board of Acusphere, Inc., a drug delivery company, and sits on the board of Curis, Inc., a biotechnology company. From 1997 to 2001, Mr. Greenacre served as Chief Executive Officer and director of Delsys Pharmaceutical Corporation, a formulation and drug delivery system company, where he helped raise more than $50 million in equity and partnership financing and formed three development partnerships with leading pharmaceutical companies. From 1993 to 1997, Mr. Greenacre served as President and Chief Executive Officer of Zynaxis Inc., a biopharmaceutical company, where he was responsible for a critical acquisition, divesting a non-performing business and negotiating a strategic merger. From 1989 to 1992, Mr. Greenacre was Chairman, Europe, SmithKline Beecham Pharmaceutical Company. He joined SmithKline & French in 1973, where he held positions of increasing responsibility in its European organization. Mr. Greenacre received a B.A. from Harvard College and an MBA from Harvard Business School. The Board of Directors has concluded that Mr. Greenacre should continue serving as a director based on his diversified board and management experience, particularly in the biotechnology field.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF THE ABOVE NAMED DIRECTORS.

EXECUTIVE OFFICERS

The following table and related narrative sets forth certain information about the current executive officers of our Company.

Name	Age	Position
Robin L. Smith, M.D.	47	Chief Executive Officer and Chairman of the Board

Andrew L. Pecora, M.D., F.A.C.P.	54	Chief Medical Officer of NeoStem, Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte(1)

Robert A. Preti, PhD.	55	President and Chief Scientific Officer of PCT(2)

Larry A. May	62	Vice President and Chief Financial Officer

Catherine M. Vaczy	51	Vice President and General Counsel

Joseph Talamo	43	Vice President, Corporate Controller and Chief Accounting Officer

Martin Schmieg	50	Vice President, Corporate Development

Madam Zhang Jian	50	General Manager, Erye(3)

Shi Mingsheng	60	Chairman of the Board, Eyre(4)

(1)
Pursuant to an employment agreement that became effective on January 19, 2011 and an amendment thereto effective on August 17, 2011, Dr. Pecora serves as Chief Medical Officer of NeoStem and PCT. Prior to our acquisition of PCT, Dr. Pecora had served from 1999 to 2011 as Chairman, Chief Executive Officer and Chief Medical Officer of PCT, and as a member of PCT's Board of Managers. Dr. Pecora serves as Chief Scientific Officer of Amorcyte for no additional consideration.

(2)
Pursuant to an employment agreement that became effective on January 19, 2011 (the closing date of the PCT Merger) (the “Preti Employment Agreement”), Dr. Preti serves as President of PCT. He currently also serves as Chief Scientific Officer of PCT. Prior to our acquisition of PCT, Dr. Preti had served from 1999 to 2011 as President and Chief Scientific Officer for PCT, and as a member of PCT's Board of Managers.

(3)
The Company acquired its Erye Interest in the Erye Merger in 2009. The Company has entered into the Equity Purchase Agreement providing for the sale of the Company's Erye Interest. Madam Zhang formerly served as the Company's Vice President of Pharmaceutical Operations from June 2010 to April 2012 and accordingly, she is no longer an executive officer of the Company.

(4)
The Company acquired its Erye Interest in the Erye Merger in 2009. Mr. Shi, the Chairman of the Board of Erye, was initially appointed to NeoStem's Board of Directors in March 2010 under the terms of the merger agreement governing the Erye Merger. In connection with the pending divestiture of our Erye Interest pursuant to the Equity Purchase Agreement, Mr. Shi is not on the slate for re-election to our Board at the Annual Meeting. As a result, Mr. Shi's term as a NeoStem director will expire at the Annual Meeting.

Robin L. Smith, M.D.

See the discussion under “Information With Respect to Director Nominees” above.

Andrew L. Pecora, M.D., F.A.C.P.

See the discussion under “Information With Respect to Director Nominees” above.

Robert A. Preti, Ph.D

Pursuant to an employment agreement that became effective on January 19, 2011, Dr. Preti serves as President of PCT. Dr. Preti also serves as Chief Scientific Officer of PCT. Prior to our acquisition of PCT, Dr. Preti had served from 1999 to 2011 as President and Chief Scientific Officer for PCT, and as a member of PCT's Board of Managers.

Dr. Preti was Scientific Director of Hackensack University Medical Center's stem cell laboratory from 1996 - 1999. Prior to that, he served as director at the Clinical Services Division of the New York Blood Center from 1989 to 1996. He is one of the country's leading authorities on cell engineering and the principal investigator for a number of clinical trials relating to stem cell transplantation. He was a founding member and Treasurer of the International Society for Hematotherapy and Graft Engineering and served for 10 years on its Executive Committee and Board of Directors. He is now representing Cellular Therapy as a Director of the American Association of Blood Banks. Dr. Preti has authored numerous papers in the field and has been invited to speak at national and international meetings relating to the manufacturing, regulatory and quality aspects of cell therapy and regenerative medicine. In addition to having served as an inspector for the Foundation for Accreditation of Cellular Therapy, Dr. Preti also serves on professional and state committees charged with the development of regulations for cellular therapy. Dr. Preti received his Doctor of Philosophy degree from New York University, graduating with distinction. During his tenure at NYU, Dr. Preti studied and received his degrees in Cellular Biology, with a specialty in hematology, studying erythropoiesis under the mentorship of Albert S. Gordon, PhD. Immediately following his graduate work, Dr. Preti joined Marrow Tech, Inc. (which later became Advanced Tissue Sciences) where he served as Group Leader in the development Marrow Tech's proprietary three-dimensional, matrix-based hematopoietic culture system for ex vivo expansion of bone marrow stem cells.

Larry A. May

Mr. May, the former Treasurer of Amgen (NASDAQ GS: AMGN), one of the world's largest biotechnology companies, initially joined us to assist with licensing activities in September 2003. He became an officer upon our acquisition of the business of NS California in January 2006. For the last 25 years, Mr. May has worked in the areas of life science and biotechnology. From 1983 to 1998, Mr. May worked for Amgen as Corporate Controller (1983 to 1988), Vice President/Corporate Controller/Chief Accounting Officer (1988 to 1997), and Vice President/Treasurer (1997 to 1998). At Amgen, Mr. May helped build Amgen's accounting, finance and IT organizations. From 1998 to 2000, Mr. May served as the Senior Vice President, Finance & Chief Financial Officer of Biosource International, Inc., a provider of biologic research reagents and assays. From 2000 to May 2003, Mr. May served as the Chief Financial Officer of Saronyx, Inc., a company focused on developing productivity tools and secure communication systems for research scientists. From August 2003 to January 2005, Mr. May served as the Chief Financial Officer of NS California. In March 2005, Mr. May was appointed CEO of NS California and in May 2005 he was elected to the Board of Directors of NS California. He received a Bachelor of Science degree in Business Administration & Accounting in 1971 from the University of Missouri.

Catherine M. Vaczy

Ms. Vaczy joined us in April 2005 as Vice President and General Counsel. Ms. Vaczy is responsible for overseeing our legal affairs. From 1997 through 2003, Ms. Vaczy held various senior positions at ImClone Systems Incorporated, a then publicly-traded company developing a portfolio of targeted biologic treatments to address the medical needs of patients with a variety of cancers, most recently as its Vice President, Legal and Associate General Counsel. While at ImClone, Ms. Vaczy served as a key advisor in the day-to-day operation of the company and helped forge a number of important strategic alliances, including a $1 billion co-development agreement for Erbitux®, the company's targeted therapy approved for the treatment of metastatic colorectal and head and neck cancers. From 1988 through 1996, Ms. Vaczy served as a corporate attorney advising clients in the life science industry at the New York City law firm of Ross & Hardies. Ms. Vaczy is Secretary and serves on the Board of Trustees of The Stem for Life Foundation. Ms. Vaczy received a Bachelor of Arts degree in 1983 from Boston College and a Juris Doctor from St. John's University School of Law in 1988.

Joseph Talamo

Joseph Talamo has been NeoStem's Vice President, Corporate Controller and Chief Accounting Officer since June 2011. From 1996 to 2010, Mr. Talamo held various senior positions at OSI Pharmaceuticals, Inc. (“OSI”), a publicly-traded biopharmaceutical company focused on discovering, developing and commercializing products for the treatment of cancer, diabetes and obesity, and most recently served as its Vice President and Corporate Controller from 2006 to 2010 and its Corporate Controller from 2002 to 2006. While at OSI, Mr. Talamo helped build the accounting and finance infrastructure to support the clinical development and commercial launch of Tarceva®, OSI's targeted therapy approved for the treatment of patients with non-small cell lung cancer and pancreatic cancer. Prior to OSI, Mr. Talamo worked at Bristol-Myers Squibb from 1995 to 1996 in the Financial Reporting and Consolidations Group, and at KPMG from 1993 to 1995 in the Health Care and Life Sciences Audit Group. Mr. Talamo also served as Treasurer of the OSI Pharmaceuticals Foundation from 2008 to 2010. Mr. Talamo received a Bachelor of Business Administration in Accounting from Hofstra University in 1991, and a Master of Business Administration in Finance from Hofstra University in 1999. Mr. Talamo is a certified public accountant in the State of New York.

Martin Schmieg

Martin Schmieg, age 50, serves as the Company's Vice President, Corporate Development. Mr. Schmieg, who serves the Company in a full-time capacity, brings to the Company over 25 years of experience in business development for health care product and medical technology companies ranging from early-stage privately funded technology ventures to market driven public companies. While originally trained in accounting and finance, Mr. Schmieg's career has also included hands-on management of research and development, regulatory, manufacturing, marketing, sales, customer service, and business development functions. Over the past two years, Mr. Schmieg has worked as a consultant for companies including Besser Consulting, LLC, Beckman Coulter Genomics (a Beckman Coulter company), Cardionet, Inc. (NASDAQ: BEAT), DakDak Photoaging Technologies, Inc. (acquired by Charles River Laboratories, Inc. (NYSE:CRL) in 2002), and Carl Zeiss. From March 2009 through September 2010, he served as President of Nuvilex, Inc. (OTCQB: NVLX) which merged with Freedom2, Inc. where he served as President and CEO from April 2006 through March 2009. He has also held senior management positions with Isolagen, Inc. (now Fibrocell Science, Inc. (OTC BB: FCSC), Sirna Therapeutics, Inc. (acquired by Merck & Co. (NYSE: MRK) in 2006), Advanced Bionics Corporation (acquired by Sonova Holdings AG (SIX: SOON) in 2009) and Cytometrics, Inc, (acquired by Lekam Medical Limited) where he was also a co-founder and served on the board of directors.

Mr. Schmieg has expertise in financing, mergers and acquisitions and the development of companies with novel technologies from lab to market. Selected transactions include the multi-billion dollar sale of Advanced Bionics Corporation to Boston Scientific, the development and market launch of the Cytoscan instrument for observation and measurement of the human micro-circulatory system, and establishing credible relationships with the venture capital and investment banking communities. Martin has also practiced as a Certified Public Accountant. He is a graduate of LaSalle University.

Madam Zhang Jian

Ms. Zhang Jian served as our Vice President - Pharmaceutical Operations from June 2010 to April 2012 and has been the General Manager of Erye since 2003. She was elected to be the Chairwoman and a director of CBH on April 30, 2007, and served to 2009. From the end of 2007 until the consummation of the Erye Merger in 2009, Ms. Zhang Jian was the Chief Financial Officer (CFO) of CBH. Prior to being the General Manager for Erye, she served for more than 5 years as the deputy general manager of Suzhou Number 2 Pharmaceutical Company and more than a year as the deputy general manager of Suzhou Number 4 Pharmaceutical Company after working in various positions in charge of human resources and quality control. Ms. Zhang graduated from Central Television University majoring in electronics and later graduated with a certificate in accounting from Suzhou Adult Education University and a graduate degree in finance and accounting from the School of Finance and Economics of Suzhou University. Ms. Zhang has extensive background and experience in the pharmaceuticals industry having worked in various managerial positions and various aspects of the industry. She has turned Erye into a successful operation after taking it over from the PRC government with Mr. Shi Mingsheng and others in 2003. The Company has entered into a definitive Equity Purchase Agreement providing for the sale of the Company's Erye Interest, which is expected to close by fourth quarter 2012, subject to the satisfaction of certain closing conditions including the receipt of requisite PRC regulatory approvals.

Shi Mingsheng

Mr. Shi Mingsheng, the chairman of the board of directors of Erye since 2003, was initially appointed to the NeoStem Board of Directors on March 11, 2010 pursuant to our 2009 acquisition of the Erye Interest. In connection with the pending divestiture of our Erye Interest pursuant to the Equity Purchase Agreement, Mr. Shi is not on the slate for re-election to our Board at the Annual Meeting, and as a result Mr. Shi's term as a NeoStem director will expire at the Annual Meeting. Mr. Shi was previously a director of CBH (from which NeoStem acquired its interest in Erye), from 2007 to 2009. Currently, Mr. Shi is also the chairman of Suzhou Erye Economy and Trading Co. Ltd. (“EET”), which entity owns the remaining 49% ownership interest in Erye and is a party to the Equity Purchase Agreement. Prior to these affiliations, Mr. Shi served for five years as the assistant director of Suzhou No. 4 Pharmaceutical Limited Company, and for seven years as the deputy director of Suzhou No. 4 Pharmaceutical Limited Company, and for five years as the factory director of Suzhou No. 2 Pharmaceutical Limited Company, the predecessor company of Erye. Mr. Shi has a bachelor's degree in Economics & Management from the Party School of the CPC. Mr. Shi holds a professional title which is Senior Economist.

GOVERNANCE OF NEOSTEM, INC.

Director Independence

NeoStem's current Board members consist of Dr. Smith, Dr. Pecora, Mr. Berman, Mr. Myers, Mr. Bernstein, Mr. Shi, Mr. Wei, Dr. Geehr, and Mr. Greenacre. The Board of Directors has determined that Messrs. Myers, Berman, Bernstein, Greenacre and Dr. Geehr are independent applying the definition of independence under the listing standards of the NYSE MKT and SEC regulations.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer also serves as the Chairman of the Board. We do not have a lead independent director. Our Chairman of the Board, when present, presides over all meetings of our Board of Directors. We believe this leadership structure is appropriate for our Company at this time because (1) of our size, (2) of the size of our Board, (3) our Chief Executive Officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results of operations are important parts of the discussion at Board meetings and it makes sense for our Chief Executive Officer to chair those discussions.

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

•
The Board's review and approval of our business plans and budget (prepared and presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

•	At least quarterly review of our business developments, business plan implementation and financial results;

•
Our Audit Committee's oversight of our internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•	Our Compensation Committee's review and recommendations to the Board regarding our executive officer compensation and its relationship to our business plans.

Committees

Our Board of Directors has established (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Governance Committee. Each Committee has only independent directors as members.

Audit Committee

The Audit Committee consists of four directors: Mssrs. Bernstein (chairman), Myers, Berman and Greenacre. Each member of the committee is independent applying the definition of independence under the listing standards of the NYSE MKT and SEC regulations. The Audit Committee meets at least four times during the year. The Board has determined that Mr. Bernstein qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

Pursuant to the terms of the Audit Committee charter, our Audit Committee is required to consist of at least three of our “independent” directors and shall serve at the pleasure of the Board of Directors. An “independent” director is defined as an individual who (a) is not our officer or salaried employee or an affiliate, (b) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and the NYSE MKT or such other securities exchange or market on which our securities are traded and (d) except as permitted by the SEC and the NYSE MKT or such other securities exchange or market on which our securities are traded, does not accept any consulting, advisory or other compensatory fee from us.

The Audit Committee has a charter that requires the committee to oversee our accounting and financial reporting process, our system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of our financial statements, a current copy of which charter is available to stockholders on our website, www.neostem.com. The primary duties of the Audit Committee consist of, among other things:

•	serving as an independent and objective party to monitor our financial reporting process, internal control system and disclosure control system;

•	reviewing and appraising the audit efforts of our independent accountants;

•
assuming direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and our management regarding financial reporting issues;

•	providing an open avenue of communication among the independent accountants, financial and senior management and the Board; and

•	reviewing and approving all related party transactions.

Statement of Audit Committee

The Audit Committee of the Board offers this statement regarding NeoStem's audited consolidated financial statements contained in its annual report on Form 10-K for the year ended December 31, 2011 and regarding certain matters with respect to Grant Thornton LLP, NeoStem's independent registered public accounting firm for the fiscal year ended December 31, 2011. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the Securities and Exchange Commission by NeoStem, except to the extent that NeoStem specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with management. The Audit Committee has discussed with NeoStem's independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from NeoStem's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence with respect to NeoStem. Based on the review and discussions referred to above, the Audit Committee recommended to NeoStem's Board of Directors that the audited consolidated financial statements be included in NeoStem's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of NeoStem, Inc.

Drew Bernstein, Chairman
Steven S. Myers
Richard Berman
Martyn D. Greenacre

Compensation Committee

Our Compensation Committee consists of three directors: Mssrs. Berman (chairman), Myers and Bernstein. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of the NYSE MKT and SEC regulations. The Compensation Committee meets at least two times during each year.

Each member of our Compensation Committee must (i) be one of our independent directors satisfying the independence requirements of the NYSE MKT and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers.

We have adopted a Compensation Committee charter which outlines the Compensation Committee's primary duties which are to:

•
evaluate the performance of the Chief Executive Officer in light of our goals and objectives and determine the Chief Executive Officer's compensation based on this evaluation and such other factors as the Committee shall deem appropriate;

•	approve all salary, bonus, and long-term incentive awards for executive officers;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board of Directors and approve all grants and awards thereunder;

•
review and approve changes to our equity-based compensation plans other than those changes that require stockholder approval under the plans, the requirements of the NYSE MKT or any exchange on which our securities may be listed and/or any applicable law;

•
review and recommend to the full Board changes to our equity-based compensation plans that require stockholder approval under the plans, the requirements of the NYSE MKT or any exchange on which our securities may be listed and/or any applicable law;

•	review and approve changes in our retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer our equity-based compensation plans; and

•	approve, as required by applicable law, the annual Committee report on executive compensation (if required) for inclusion in our proxy statement.

A current copy of the Compensation Committee charter is available to stockholders on our website, www.neostem.com. The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the Chief Executive Officer may make recommendations to the Compensation Committee relating to executive and director compensation.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of three directors: Mssrs. Myers (chairman) and Berman and Dr. Geehr. The Nominating and Governance Committee is empowered by the Board of Directors to recommend to the Board of Directors qualified individuals to serve on our Board of Directors and to identify the manner in which the Nominating and Governance Committee evaluates nominees recommended for the Board. All members of the Nominating and Governance Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in the rules of the NYSE MKT and SEC regulations. Our Board of Directors has adopted a Nominating and Governance Committee charter to govern the Nominating and Governance Committee, a current copy of which is available to stockholders on our website, www.neostem.com.

Qualifications for Board Membership

The charter and guidelines developed by the Nominating and Governance Committee describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee, among other factors listed in the Committee's guidelines:

••	should possess the highest personal and professional standards of integrity and ethical values;

•	must be committed to promoting and enhancing the long term value of our Company for our stockholders;

•
should not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to our Company and our stockholders;

•
must have demonstrated achievement in one of more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours;

•	must have adequate time to devote to the Board of Directors and its committees; and

•	is expected to have sound judgment, derived from management or policy-making experience that demonstrates an ability to function effectively in an oversight role.

Diversity Considerations in Director Nominations

We do not have a formal diversity policy. We believe our Board of Directors represents a collection of individuals with a variety of complementary skills which, as a group, possess the appropriate skills and experience to oversee our Company's business. Our directors come from diverse backgrounds including medicine, accounting, private equity, and management of pharmaceutical and healthcare-related companies, including cell therapy.

The charter of our Nominating and Governance Committee provides that “each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.” In accordance with the mission set out in its charter, our Nominating and Governance Committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of our Board. As part of its evaluation of each candidate, our Nominating and Governance Committee takes into account how that candidate's background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.

Nominating and Governance Committee Procedures

Our Board of Directors believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board of Directors membership, the Board of Directors will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, if a vacancy on the Board of Directors occurs between annual stockholder meetings or if our Board of Directors believes it is in our best interests to expand its size, the Board of Directors may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board of Directors and approved for nomination by the affirmative vote of a majority of our Board of Directors, including the affirmative vote of a majority of the independent directors. Two of our directors, Dr. Smith and Mr. Berman, were originally nominated in 2006 pursuant to certain contractual rights. In addition, the appointments of Mr. Wei and Mr. Shi to our Board were required pursuant to the terms of the Erye Merger Agreement, and the appointment of Dr. Pecora to our Board was required pursuant to the terms of the PCT Merger Agreement.

The Nominating and Governance Committee assists the Board of Directors by identifying qualified candidates for director and recommends to the Board of Directors the director nominees for the annual meeting of stockholders. The Board of Directors will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board of Directors will determine which nominee(s) to include in the slate of candidates that the Board of Directors recommends for election at each annual meeting of our stockholders.

Procedures for Considering Nominations Made by Stockholders

The Nominating and Governance Committee's charter and guidelines describe procedures for nominations to be submitted by stockholders, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors. The guidelines state that a nomination must be delivered to our Secretary at our principal executive offices not later than the 120th day prior to the date of the proxy statement for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the annual meeting, notice to be timely must be so delivered a reasonable time in advance of the mailing of our proxy statement for the annual meeting for the current year. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director, among other things: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director it elected) and (b) information that will enable the Nominating and Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter and the guidelines for director candidates.

There will be no differences in the manner in which our Board of Directors evaluates nominees recommended by stockholders and nominees recommended by the Board of Directors or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board of Directors.

Other Board Committees

The Board also maintains the following additional committees:

Finance Committee: The Finance Committee is authorized to make determinations from time to time with respect to the Company's financial matters, including with respect to the Company's operating budget, capital raising activities, the Company's 7% Convertible Series E Preferred Stock and related matters.

Mergers and Acquisitions Committee: The Mergers and Acquisitions Committee is authorized to make determinations from time to time with respect to the Company's M&A and strategic activities and related matters.

China Committee: The China Committee is authorized from time to time to make determinations with respect to the Company's operations in China. In connection with the Company's exit from China it is expected that this committee will be dissolved.

Stockholder Communications

Our Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to our Secretary and should be sent to such individual c/o NeoStem, Inc. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon our Secretary's receipt of such a communication, a copy of such communication will be sent to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Board and Committee Meeting Attendance

During the year ended December 31, 2011, our Board of Directors held ten meetings, our Audit Committee held eight meetings; our Compensation Committee held two meetings and our Nominating and Governance Committee held one meeting. In addition, our Board of Directors, our Audit Committee, our Compensation Committee and our Nominating and Governance Committee each took additional actions by written consent. Each director (except Mr. Shi) attended (or participated by telephone in) at least 75% of the total number of meetings of the Board and committees on which he or she served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's directors, certain officers of the Company, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of (i) Forms 3 and 4 and amendments thereto furnished to the Company during 2011, (ii) any Forms 5 and amendments thereto furnished to the Company with respect to 2011, and (iii) any written representations that no Form 5 was required, the Company believes that all such parties subject to the reporting requirements of Section 16(a) filed on a timely basis all such reports required during and with respect to the fiscal year ended December 31, 2011, except that Andrew Pecora and Robert Preti each inadvertently filed one late Form 4 with respect to their acquisition of Company securities as a result of the Amorcyte Merger.

CODE OF ETHICS

We have adopted a code of ethics that applies to our directors, officers and employees, except to our Chief Executive Officer, Chief Financial Officer, and any principal accounting officer, controller, or persons performing similar functions (“Senior Financial Officers”), who are subject to a separate code of ethics. Both codes of ethics are available on our website, www.neostem.com. Our Code of Ethics for Senior Financial Officers is filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2010.

PROPOSAL 2

TO APPROVE THE NEOSTEM, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN.

The Board of Directors of the Company has unanimously approved the adoption (subject to stockholder approval at the Company's Annual Meeting) of the NeoStem, Inc. 2012 Employee Stock Purchase Plan (the “2012 Employee Stock Purchase Plan”). If approved by stockholders, the 2012 Employee Stock Purchase Plan will be effective on January 1, 2013.

The Board believes that an employee stock purchase plan is in the Company's best interest and therefore recommends adoption of the new 2012 Employee Stock Purchase Plan.

The following is a summary of certain terms of the 2012 Employee Stock Purchase Plan. This summary is qualified in its entirety by reference to the 2012 Employee Stock Purchase Plan, the full text of which is set forth as Appendix A to this proxy statement.

Purpose.    The purpose of the 2012 Employee Stock Purchase Plan is to provide eligible employees of the Company and of subsidiaries designated by the Board with an opportunity to purchase shares of the Company's Common Stock through accumulated payroll deductions. By encouraging stock ownership, the Company seeks to attract, retain and motivate employees and to encourage them to devote their best efforts to the business and financial success of the Company.

Plan Periods; Investment Limitations.    The 2012 Employee Stock Purchase Plan will permit eligible employees to purchase Common Stock through payroll deductions during twenty consecutive semi-annual offerings, beginning on January 1, 2013 (each six-month offering period, an “Offering Period”). Employee purchases will be made on a semi-annual basis on the last trading day of each Offering Period (the last trading day of each Offering Period being referred to as an “Exercise Date”). Employees who participate in the 2012 Employee Stock Purchase Plan will authorize the Company to withhold from each paycheck during the relevant Offering Period a specific whole percentage of their “Compensation” (as defined in the 2012 Employee Stock Purchase Plan) subject to the following limitations: (i) no more than 15% of the Compensation that an employee receives on each payday during the Offering Period may be withheld; and (ii) no more than $25,000 may be invested by any participant in any calendar year. To make an election to participate in the 2012 Employee Stock Purchase Plan, an employee will complete a “Subscription Agreement” authorizing payroll deductions and file it with the Company's payroll office prior to the applicable Enrollment Date (as hereinafter defined).

The Company will utilize participants' accumulated payroll deductions to purchase full shares of Common Stock at the purchase price determined in accordance with the formula described below, subject to certain purchase limitations. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's “account” under the 2012 Employee Stock Purchase Plan for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in the 2012 Employee Stock Purchase Plan. Accumulated payroll deductions will be commingled with general assets of the Company and will not accrue interest.

Eligibility.    In order to be eligible to participate in the 2012 Employee Stock Purchase Plan for any Offering Period, an individual (i) must have been employed on a full-time basis during the 90 days preceding, and on, the first trading day of the relevant Offering Period (each such day at the commencement of an Offering Period, an “Enrollment Date”) by the Company or a subsidiary of the Company that has been authorized to participate in the Plan by the Board, the Compensation Committee of the Board or such other Committee designated by the Board to administer the 2012 Employee Stock Purchase Plan (the “Committee”) and (ii) must not own five percent or more of the Company's voting stock. For purposes of the 2012 Employee Stock Purchase Plan, a participant will be deemed to be employed on a full-time basis if he or she works more than 20 hours per week.

Purchase Price; Payment.    Each participant in the 2012 Employee Stock Purchase Plan will be granted an option, effective as of the Enrollment Date of an Offering Period, to purchase on the Exercise Date during such Offering Period up to a number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated as of the Exercise Date by the applicable Purchase Price (as hereinafter defined). For any Offering Period, shares of Common Stock will be purchased under the 2012 Employee Stock Purchase Plan on the Exercise Date at a per share purchase price equal to (i) 85% of the closing price of a share of the Company's Common Stock on the Enrollment Date of such Offering Period or (ii) 85% of the closing price of a share of the Company's Common Stock on the Exercise Date of such Offering Period, whichever is lower (the “Purchase Price”); provided, however, that in the event the Board determines that the ongoing operation of the 2012 Employee Stock Purchase Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the 2012 Employee Stock Purchase Plan to reduce or eliminate such accounting consequence including but not limited to altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price.

Shares purchased under the 2012 Employee Stock Purchase Plan will be credited to and held under a stock purchase account in the participant's name maintained by a brokerage firm or other third-party designated by the Committee. Subject to such rules and procedures as may be prescribed by the Committee, a participant may withdraw Shares in his or her stock purchase account from time to time. Cash dividends, if any, paid with respect to shares of Common Stock credited to a participant's stock purchase account will be paid directly to the participant once each quarter. A participant may elect to have such cash dividends, if any, reinvested in shares of Common Stock. Such shares shall be purchased on the open market by a brokerage firm on the behalf of the participant, subject to applicable Company policies. Any shares purchased with dividend proceeds will not count in determining the maximum number of shares available for issuance under the 2012 Employee Stock Purchase Plan, nor will such shares count against the maximum number of shares that may be purchased by a participant on any Exercise Date.

Withdrawals; Increases and Reductions.    A participant that has enrolled in the 2012 Employee Stock Purchase Plan for any Offering Period may withdraw from the 2012 Employee Stock Purchase Plan by delivering a withdrawal notice form in the manner prescribed by the Committee. All of the participant's accumulated payroll deductions shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period by such participant. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Subscription Agreement providing notice of the participant's desire to recommence participation and authorizing payroll deductions. Upon a participant's ceasing to be an employee, for any reason, he or she shall be deemed to have elected to withdraw from the 2012 Employee Stock Purchase Plan and the payroll deductions accumulated by such participant during the Offering Period but not yet used to exercise the participant's option shall be returned to such participant or, in the case of his or her death, to the beneficiary designated by the participant (or if none, to the participant's estate), and such participant's option shall be automatically terminated.

A participant may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new Subscription Agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new Subscription Agreement. A participant's Subscription Agreement shall remain in effect for successive Offering Periods unless a new Subscription Agreement is filed by the participant prior to the commencement of such Offering Period or the then existing Subscription Agreement is terminated as described in the preceding paragraph.

Shares Covered by the Plan.    A total of 5,000,000 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, combinations or reclassifications of the Common Stock, or similar occurrences) may be purchased pursuant to the 2012 Employee Stock Purchase Plan.

Certain Corporate Events and Transactions.     Unless provided otherwise by the Board, in the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall terminate immediately prior to the consummation of such proposed dissolution or liquidation and a cash amount shall be paid to each participant that is equal to the amount of his or her accrued but unused payroll deductions. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option under the 2012 Employee Stock Purchase Plan shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Board may terminate any Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period pursuant to the 2012 Employee Stock Purchase Plan.

Administration.    The 2012 Employee Stock Purchase Plan will be administered by the Compensation Committee. The Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the 2012 Employee Stock Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the 2012 Employee Stock Purchase Plan Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

Amendment or Termination.    The Board of Directors may at any time and for any reason terminate or amend the 2012 Employee Stock Purchase Plan. Except as described above under the caption “Certain Corporate Events and Transactions,” no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the 2012 Employee Stock Purchase Plan is

in the best interests of the Company and its stockholders. Except as provided under the caption “Certain Corporate Events and Transactions” and in this paragraph, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable which are consistent with the 2012 Employee Stock Purchase Plan. In the event the Board determines that the ongoing operation of the 2012 Employee Stock Purchase Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the 2012 Employee Stock Purchase Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and (iii) allocating shares. Such modifications or amendments shall not require stockholder approval or the consent of any plan participants.

Transferability.    Neither payroll deductions accumulated by a participant nor any rights with regard to the exercise of a 2012 Employee Stock Purchase Plan option or the receipt of shares under the 2012 Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or through the designation of a beneficiary as permitted by the 2012 Employee Stock Purchase Plan) by a participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period.

No Employment Rights.    The 2012 Employee Stock Purchase Plan does not create any right to continued employment and shall not be deemed to interfere with the Company's right to terminate or otherwise modify an employee's employment at any time.

Federal Income Tax Consequences.    The 2012 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan”, as defined in Section 423 of the Internal Revenue Code of 1986, as amended. Under such a plan, an employee does not realize income at the time of entry into the 2012 Employee Stock Purchase Plan or upon the purchase of shares of Common Stock. If no disposition of the Common Stock is made within two years from the first day of the Offering Period during which the shares were purchased and one year from the date the share is purchased by the employee under the 2012 Employee Stock Purchase Plan, upon subsequent disposition of the stock, the employee will realize ordinary income equal to the lesser of (a) the excess of the fair market value of the stock at the time of disposition over the purchase price or (b) the excess of the fair market value of the stock at the time the option was granted over the exercise price. Any excess of appreciated value is considered a capital gain. In order to qualify for capital gains tax treatment, the employee must hold the stock to a date that is more than two years from the first day of the Offering Period during which the shares were purchased and one year from the date of purchase. If these holding requirements are met, the Company is not entitled to any deduction for tax purposes. On the other hand, if the employee does not meet the holding period requirements, the employee realizes at the time of disposition ordinary income to the extent of the difference between the price paid for the shares and the fair market value on the purchase date, irrespective of the price at which the employee disposes of the shares, and an amount equal to such ordinary income is deductible by the Company in the year of the disposition.

Directors who are not employees will not be eligible to participate in the 2012 Employee Stock Purchase Plan. The benefits that will be received under the 2012 Employee Stock Purchase Plan by the current Executive Officers of the Company and by all eligible employees are not currently determinable. The Company estimates that approximately 100 employees of the Company and its subsidiaries will be eligible to participate upon commencement of the first Offering Period of the 2012 Employee Stock Purchase Plan.

On September 4, 2012, the Company's Common Stock closed at $0.60 per share on the NYSE MKT.

Disclosure of Equity Compensation Plan Information as of December 31, 2011

The following table gives information relevant to securities issuable pursuant to NeoStem's existing equity compensation plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	17,143,505	$1.71	10,425,422
Equity compensation plans not approved by security holders (2)	1,708,000	$1.71	—
Total	18,851,505	$1.71	10,425,422

_____________

(1)
In the above table, the equity compensation plans approved by stockholders include the NeoStem, Inc. 2003 Equity Participation Plan (the “2003 Plan”), the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) and the 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”). These plans were NeoStem's only equity compensation plans approved by security holders in existence as of December 31, 2011. The above table does not give effect to (i) the adoption of the 2012 Employee Stock Purchase Plan proposed by this Proposal 2 or (ii) the increase by 4,500,000 in the aggregate number of shares covered by the 2009 Plan and the 2009 Non-U.S. Plan in connection with the amendment and restatement of such plans into a single Amended and Restated 2009 as proposed by Proposal 3.

(2)	Consists of individual grants of warrants to seventeen service providers to the Company, no one of which is individually material.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve the 2012 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2012 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3

TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN TO, AMONG OTHER THINGS, (A) REFLECT THE MERGER OF THE NEOSTEM, INC. 2009 NON-U.S. BASED EQUIBTY COMPENSATION PLAN WITH AND INTO THE NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN, AND (B) INCREASE BY 4,500,000 THE AGGREGATE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2009 PLAN.

General

At the Annual Meeting, you are being asked to approve an amendment and restatement of the NeoStem, Inc. 2009 Equity Compensation Plan (the “Amended and Restated 2009 Plan”) so as to, among other things, (a) reflect the merger of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) with and into the NeoStem, Inc. 2009 Equity Compensation Plan, and (b) increase by 4,500,000 the aggregate number of shares authorized for issuance under the Amended and Restated 2009 Plan.

Key Modifications Incorporated into Amended and Restated 2009 Plan

The Amended and Restated 2009 Plan was approved by our Board of Directors on August 20, 2012. The Amended and Restated 2009 Plan incorporates the provisions of the NeoStem, Inc. 2009 Equity Compensation Plan as in effect before the amendment and restatement (the “2009 Plan”) and includes the following additional modifications:

•
The Amended and Restated 2009 Plan increases the aggregate shares of Common Stock reserved for issuance under the 2009 Plan from 23,750,000 shares of our Common Stock (of which 3,623,253 have been granted as stock awards, 19,761,592 are subject to outstanding option awards and 360,155 remain available for issuance) to 33,950,000. This increase is comprised of:

▪
5,700,000 shares of our Common Stock reserved for issuance under the 2009 Non-U.S. Plan that will be added to the number of reserved shares under the 2009 Plan as a result of the merger of the 2009 Non-U.S. Plan with the 2009 Plan (as of the effective date of the merger, 5,700,000 shares of our Common Stock were authorized for issuance under the 2009 Non-U.S. Plan of which 885,000 had been granted as stock awards, 1,345,000 are subject to outstanding option awards and 3,470,000 remain available for issuance). Outstanding options and awards under the 2009 Non-U.S. Plan as of the date of the merger of the 2009 Non-U.S. Plan with and into the 2009 Plan remain outstanding immediately following the merger, but will be subject to the terms of the Amended and Restated 2009 Plan; and

▪	4,500,000 additional shares of our Common Stock.

•
The Amended and Restated 2009 Plan increases the maximum number of shares which may be subject to options and stock appreciation rights granted to any participant during any calendar year from 1,900,000 shares of our Common Stock under the 2009 Plan to 4,000,000 of our Common Stock under the Amended and Restated 2009 Plan. The Non-U.S. Plan contained no such limitation.

•
The Amended and Restated 2009 Plan modifies the “change in control” terms of the 2009 Plan and the Non-U.S. Plan by both changing the definition used to determine if a change in control occurs and the consequences of a change in control upon outstanding options and awards.

▪	The Amended and Restated 2009 Plan uses the term “Change in Control” while the 2009 Plan and the 2009 Non-U.S. Plan each use the term “Corporate Transaction Event”, each defined as follows:

•
Existing Plans - “Corporate Transaction Event” definition. The 2009 Plan and the 2009 Non-U.S. Plan each define a “Corporate Transaction Event” as a merger or consolidation of our Company with another corporation, the liquidation of or sale of substantially all of the assets of our Company, or a person or entity or a group of persons and/or entities acting in concert becoming the beneficial owner of more than 50% of our outstanding securities.

•
Amended and Restated 2009 Plan - “Change in Control” definition. Under the Amended and Restated 2009 Plan, a “Change in Control” will occur if (1) any person (other than the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary) becomes the beneficial owner of securities of the Company representing 30% of the total combined voting power of the Company's then outstanding securities; (2) a merger, consolidation or other business combination of the Company occurs (a “Transaction”), other than (a) a Transaction involving only the Company and one or more of its subsidiaries, or (b) a Transaction immediately following which our stockholders immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (1) above) becomes the beneficial owner of securities of the resulting entity representing more than 25% of the voting power in the resulting entity; (3) during any period of 2 consecutive years beginning on or after the date the Amended and Restated 2009 Plan is approved by the stockholders (i.e., October 5, 2012) (the “Effective Date”), the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company as of the Effective Date (a director shall be deemed to be an Incumbent Director for this purpose if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least 2/3 of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board); or (4) our stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of our assets other than the sale of all or substantially all of our assets to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of our outstanding voting securities at the time of such sale.

▪	Effects of a change in control:

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Existing Plans - Effect of “Corporate Transaction Event”. The 2009 Plan and 2009 Non-U.S. Plan each provide that in the event of a Corporate Transaction Event, each holder of an option or stock appreciation right will be entitled, upon exercise of the option or stock appreciation right, to receive, in lieu of shares of our Common Stock, the securities or other property to which the holder would have been entitled if the option or stock appreciation right had been exercised immediately prior to such event; provided that the Board may waive any restrictions applicable to options or stock appreciation rights so that they may be exercised prior to such an event. In connection with such an event, the successor corporation may assume other awards granted under the respective plan. However, if the successor corporation does not assume the awards, then all vesting periods and other conditions applicable to the awards will be deemed to have been satisfied as a result of such an event. Our Board of Directors may also treat all vesting periods and other conditions applicable to the awards as having been satisfied as a result of such an event regardless of whether or not the awards would have been assumed or continued by the successor corporation.

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Amended and Restated 2009 Plan - effects of a“Change in Control”. The Amended and Restated 2009 Plan provides that upon a Change in Control, (a) all outstanding options and stock appreciation rights of each participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety, and (b) all unvested stock awards, restricted stock units, restricted stock, performance-based Awards and other Awards will become fully vested and all related restrictions on those shares will lapse.

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The Amended and Restated 2009 Plan adds provisions to allow certain performance-based restricted stock and restricted stock unit awards to executive officers of the Company to qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Otherwise, Section 162(m) of the Code generally disallows a corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and certain other named executive officers. Under the Amended and Restated 2009 Plan, our Compensation Committee may condition the vesting of performance-based restricted stock and restricted stock unit awards upon the performance goals described below. In order that these awards may qualify as performance-based compensation under Section 162(m) of the Code, stockholders are being asked to approve the performance goals under the Amended and Restated 2009 Plan that these awards may be based upon. Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Amended and Restated 2009 Plan effective upon and subject to stockholders' approval, as soon as practicable following such stockholders' approval.

Reasons for Amending and Restating the 2009 Plan and Merging the 2009 Non-U.S. Plan With and Into the 2009 Plan

The general purpose of our equity compensation plans is to provide an incentive to our Company's employees, directors and consultants by enabling them to share in the future growth of our business. Our Board of Directors believes that the granting of stock options, restricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. Our Board of Directors believes that our equity compensation plans advance our interests by enhancing our ability to (a) attract and retain employees, consultants and directors who are in a position to make significant contributions to our success; (b) reward our employees, consultants and directors for these contributions; and (c) encourage employees, consultants and directors to take into account our long-term interests through ownership of shares.

Our Board adopted, and our stockholders approved, our 2009 Non-U.S. Plan in 2009, at which time we were expanding our operations in China. However, on June 18, 2012, we entered into a definitive Equity Purchase Agreement to divest our 51% interest in Erye, which transaction is expected to close by fourth quarter 2012, subject to the satisfaction of certain conditions including requisite PRC regulatory approvals. In addition, as of March 31, 2012, we have discontinued our Regenerative Medicine - China segment. As a result, our activities in China are being eliminated, and there will be few, if any, non-U.S. based employees, directors and consultants eligible for incentives under our 2009 Non-U.S. Plan. Expansion of our cell therapeutic business in the United States means that the bulk of eligible participants will be located in the United States. By merging the 2009 Non-U.S. Plan with the 2009 Plan, the shares remaining available for issuance under the 2009 Non-U.S. Plan will be available for grants to all employees, directors and consultants, not just those outside the United States.

Our Board additionally believes that in order to continue to be able to provide the incentive that our equity plans are designed to offer, it is necessary to increase the number of shares reserved for issuance under the Amended and Restated 2009 Plan by 4,500,000 shares. If approved by the stockholders, all of these additional shares authorized under the Amended and Restated 2009 Plan will be available for grant as either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code, or as restricted stock awards, unrestricted shares or other kinds of equity-based compensation. With a larger pool of issuable shares to draw upon, we will be in a better position to adequately incentivize and reward our employees, consultants and directors, and the ultimate objectives of the Amended and Restated 2009 Plan will be better served. The 29,450,000 shares currently authorized for issuance under our existing 2009 Plan and 2009 Non-U.S. Plan represented approximately 29.3% of our outstanding shares as of the date the 2009 Plan was last approved by the stockholders. If this Proposal 3 is approved, the 33,950,000 shares authorized for issuance under the Amended and Restated 2009 Plan would represent approximately 22.1% of our outstanding shares as of the record date of the Annual Meeting.

The additional shares are also are also important in light of the fact that to date management has accepted a substantial portion of their compensation in shares of common stock and options issued under the 2009 Plan.

Our Board believes that the other amendments that are included in the Amended and Restated 2009 Plan, including the increase to the number of options and stock appreciation rights which may be issued to any participant during any calendar year and the new change in control provisions, further enhance our ability to incentivize and reward our Company's service providers.

Description of the Amended and Restated 2009 Plan (as proposed by this Proposal 3)

The following description of the principal terms of the Amended and Restated 2009 Plan is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated 2009 Plan, attached as Appendix B to this Proxy Statement.

Administration.  The Amended and Restated 2009 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee may grant options to purchase shares of our Common Stock, stock appreciation rights and restricted stock units payable in shares of our Common Stock, as well as restricted or unrestricted shares of our Common Stock. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of equity award, to adopt, amend and rescind rules and regulations for the administration of the Amended and Restated 2009 Plan and to amend or modify outstanding awards of options, restricted stock, stock purchase rights or other equity awards authorized under the Amended and Restated 2009 Plan (including the repricing of either individual awards or all of the awards outstanding under the Amended and Restated 2009 Plan). Our Board of Directors may delegate authority to the chief executive officer and/or other executive officers to grant options to employees (other than themselves), subject to guidelines established by our Board of Directors and consistent with the Amended and Restated 2009 Plan. No options, stock purchase rights or awards may be made under the Amended and Restated 2009 Plan on or after April 9, 2019, but the 2009 Plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the Amended and Restated 2009 Plan.

Eligibility.  Persons eligible to receive options, stock appreciation rights or other awards under the Amended and Restated 2009 Plan are those employees, consultants and directors of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our Company's success.

Shares Subject to the Amended and Restated 2009 Plan.  The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the Amended and Restated 2009 Plan will be 33,950,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the Amended and Restated 2009 Plan with respect to all of those shares. If any option or stock appreciation right granted under the Amended and Restated 2009 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of our Common Stock as to which such option or award was forfeited will be available for future grants under the Amended and Restated 2009 Plan. No employee, consultant or director may receive options or stock appreciation rights relating to more than 4,000,000 shares of our Common Stock in the aggregate in any calendar year.

Terms and Conditions of Options.  Options granted under the Amended and Restated 2009 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the Amended and Restated 2009 Plan. The exercise price of options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant our Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value shall be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On September 4, 2012, the closing sale price of a share of our Common Stock on the NYSE MKT was $0.60.

No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options granted under the Amended and Restated 2009 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

Options granted under the Amended and Restated 2009 Plan may be granted with a “reload” feature under which an optionee will be granted a new option for a number of shares that is equal to the number of shares applied by the optionee to satisfy the exercise price or tax withholdings of a previous option grant.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option or stock appreciation right to transfer the option or right to immediate family members or a family trust for estate planning purposes. Unless otherwise provided by the Compensation Committee, options that are exercisable at the time of a recipient's termination of service with us will continue to be exercisable for 90 days, unless the optionee terminates employment or service with us due to death or disability, in which case the option will continue to be exercisable for one year, or for cause, in which case the option will cease to be exercisable upon termination.

Stock Appreciation Rights.  A stock appreciation right may be granted by the Compensation Committee either alone, or in tandem with, other options or awards under the Amended and Restated 2009 Plan. A stock appreciation right will relate to a number of shares of our Common Stock as the Compensation Committee determines at the time of grant. Each stock appreciation right will have an exercise period determined by the Compensation Committee not to exceed ten years from the date of grant. Upon exercise of a stock appreciation right, the holder will receive a number of shares of our Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised times the appreciation in the fair market value of a share of our Common Stock between the date the stock appreciation right was granted and its date of exercise; divided by (ii) the fair market value of a share of our Common Stock on the date that the stock appreciation right is exercised. The Compensation Committee will determine the extent to which a holder of a stock appreciation right may exercise the right following termination of service with NeoStem.

Terms and Conditions of Stock Awards.  The Compensation Committee may also grant a restricted or unrestricted stock award and/or a restricted stock unit award to any eligible employee, consultant or director. Under a restricted stock award, shares of our Common Stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. Shares of our Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a restricted stock unit award, restricted stock units that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. To the extent that the award of restricted stock units vests, the recipient shall become entitled to receive a number of shares of our Common Stock equal to the number of restricted stock units that became vested. Restricted stock units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient's lifetime may be exercised only by the recipient. Prior to the delivery of shares of our Common Stock with respect to an award of restricted stock units, the recipient shall have no rights as a shareholder of NeoStem.

Unrestricted stock awards are grants of shares of our Common Stock that are not subject to forfeiture.

To the extent that the Compensation Committee grants stock awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee shall establish the specified levels of performance goals. Performance goals may be weighted for different factors and measures. The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Compensation Committee. The Compensation Committee may also increase or decrease a stock award to any individual, except that, an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, may not be increased. The Compensation Committee will certify the degree of attainment of performance goals after the end of each year.

If stock awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to NeoStem as a whole, or to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Effect of Certain Corporate Transactions.  Under the Amended and Restated 2009 Plan, a “Change in Control” will occur in the event that (1) any person (other than the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary) becoming the beneficial owner of securities of the Company representing 30% of the total combined voting power of the Company's then outstanding securities; (2) a merger, consolidation or other business combination of the Company (a “Transaction”) occurs, other than (a) a Transaction involving only the Company and one or more of its subsidiaries, or (b) a Transaction immediately following which our stockholders immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (1) above) becomes the beneficial owner of securities of the resulting entity representing more than 25% of the voting power in the resulting entity; (3) during any period of 2 consecutive years beginning on or after the date the Amended and Restated 2009 Plan is approved by the stockholders (i.e., October 5, 2012) (the “Effective Date”), the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company as of the Effective Date (a director shall be deemed to be an Incumbent Director for this purpose if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least 2/3 of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board); or (4) our stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of our assets other than the sale of all or substantially all of our assets to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of our outstanding voting securities at the time of such sale. Upon a Change in Control, the Amended and Restated 2009 Plan provides that (a) all outstanding options and stock appreciation rights of each participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety, and (b) all unvested stock awards, restricted stock units, restricted stock, performance-based Awards and other Awards shall become fully vested, including without limitation, the following: (i) the restrictions to which any shares of restricted stock granted prior to the Change in Control are subject shall lapse as if the applicable restriction period had ended upon such Change in Control, and (ii) the conditions required for vesting of any unvested performance-based awards shall be deemed to be satisfied upon such change in control.

Amendment, Termination.  Our Board of Directors may at any time amend the Amended and Restated 2009 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, our Board of Directors may not (a) increase the number of shares of our Common Stock available under the Amended and Restated 2009 Plan, (b) change the group of individuals eligible to receive options, stock appreciation rights and/or other plan awards, or (c) extend the term of the Amended and Restated 2009 Plan.

Federal Income Tax Consequences

Following is a summary of the federal income tax consequences of option and other grants under the Amended and Restated 2009 Plan. Optionees and recipients of other rights and awards granted under the 2009 Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or award or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or vesting of a stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Amended and Restated 2009 Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction for the year of exercise in an amount equal to the ordinary income recognized by the optionee. Our Company will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of NeoStem Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the

“alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of our Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of our Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right, nor will our Company be entitled to a deduction at that time. Upon exercise of a stock appreciation right, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of the shares of our Common Stock or cash received upon exercise of the right.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of our Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock that is the subject of the award when the Award is made.

The recipient of restricted stock units will recognize ordinary income as and when the units vest. The amount of the income will be equal to the fair market value of the shares of our Common Stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to options granted in the future under the Amended and Restated 2009 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that (among other things): (i) the stock award plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a Compensation Committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

As and when appropriate, our Company shall have the right to require each optionee purchasing shares of our Common Stock and each grantee receiving an award of shares of our Common Stock under the Amended and Restated 2009 Plan to pay any federal, state or local taxes required by law to be withheld.

Future Grants

The grant of options, stock appreciation rights and stock awards under the Amended and Restated 2009 Plan is discretionary, and except for grants (i) set forth in the table below or (ii) that will be issued pursuant to our 2012 Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”) as described in footnote (2) below, our Company cannot determine now the number or type of options, stock appreciation rights or stock awards to be granted in the future to any particular person or group.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
Andrew L. Pecora, M.D., FACP	(1)	(1)
Chief Medical Officer and Director
Executive Group	(1)	(1)
Non-Executive Director Group	(2)	(2)
Non-Executive Officer Employee Group	$189,000 (3)	300,000 shares underlying option grant (3)
___________________

(1) Dr. Pecora has indicated that he intends to accept a portion of his salary for 2012 in shares of common stock.

(2) The Board of Directors Compensation Plan provides that each Board member who is not an employee of NeoStem or one of its wholly-owned subsidiaries shall be authorized to receive, in such Board member's sole discretion, either (i) options to purchase 120,000 shares of the Company's common stock; or (ii) a stock award of 120,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2009 Plan (which following approval of this Proposal 3 will be issued pursuant to the Amended and Restated 2009 Plan), for his or her service as a Board member. Options and shares issued under the Board of Directors Compensation Plan vest fully on the date of grant. The Board of Directors Compensation Plan further provides that the Chair of each Board Committee who is not an employee of the Company or any of its wholly-owned subsidiaries shall be authorized to additionally receive, in such Committee Chair's sole discretion, either (i) options to purchase 50,000 shares of our Common Stock; or (ii) a stock award of 50,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2009 Plan (which following approval of this Proposal 3 will be issued pursuant to the Amended and Restated 2009 Plan), for his or her service as a Committee Chair. These options and shares vest fully on the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan is equal to the closing price of a share of our Common Stock on the date of grant. Pursuant to the Board of Directors Compensation Plan, the foregoing are issued beginning January 4, 2012 and on each January 4th during the term of the Board of Directors Compensation Plan. Directors who are not employees of NeoStem or its wholly-owned subsidiaries are also entitled to cash fees equal to $7,500 per calendar quarter commencing with the quarterly period ending March 31, 2012. Notwithstanding the foregoing, the Compensation Committee has the discretion to renew or adjust, as appropriate, this Board of Directors Compensation Plan at the end of each calendar year, including with respect to whether to continue offering the choice under such plan between options and stock.

(3) On August 16, 2012 the Compensation Committee approved a option grant to Jeff Liter, who will serve as Chief Operating Officer of our subsidiary PCT pursuant to an offer letter dated August 10, 2012 and effective August 27, 2012. The option grant, which will be made under the Amended and Restated 2009 Plan, is effective upon stockholder approval of this Proposal 3 (the “Grant Date”), and covers 300,000 shares of Common Stock, vesting as to 50,000 shares three months after the Grant Date, as to

100,000 shares on the first annual anniversary of Mr. Liter's employment and as to 150,000 shares on the second annual anniversary of Mr. Liter's employment. The market value of the Common Stock underlying the 300,000 options, based on the $0.63 closing price of the Common Stock on the NYSE MKT on August 22, 2012, is $189,000.

Aggregate Past Grants

As of August 17, 2012, awards covering an aggregate of 32,620,406 shares of our Common Stock had been granted under the 2009 Plan and the 2009 Non-U.S. Plan. This amount includes (a) 19,761,592 shares subject to stock option awards and 3,623,253 shares granted as stock awards under the 2009 Plan, and (b) 1,345,000 shares subject to stock option awards and 885,000 shares granted as stock awards under the 2009 Non-U.S. Plan. The following table shows information regarding the distribution of these awards among the persons and groups identified below:

Name or Category	Number of Shares Subject to Stock Option Awards	Number of Shares Granted as Stock Awards
Named Executive Officers:
Robin L. Smith, MD*	5,172,305	1,336,870
Chief Executive Officer
Andrew Pecora, M.D., FACP*	1,215,000	16,014
Chief Medical Officer and Director
Robert Preti	731,400	12,465
President and Chief Scientific Officer of PCT
All current Executive Officers as a group	10,267,883	1,572,518
All current Directors who are not Executive Officers as a group	2,289,144	1,021,224
Director nominees:
Richard Berman	313,387	185,306
Steven S. Myers	313,387	390,306
Drew Bernstein	588,685	—
Eric H.C. Wei	150,000	135,306
Martyn D. Greenacre	—	135,306
All Employees, including all current officers who are not Executive Officers, as a group	4,126,962	—
__________
* Also current director and director nominee.
Disclosure of Equity Compensation Plan Information as of December 31, 2011

For information relevant to securities issuable pursuant to NeoStem's existing equity compensation plans, please refer to the table set forth in Proposal 2, above, under the caption “Disclosure of Equity Compensation Plan Information as of December 31, 2011”.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF NEOSTEM VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN TO, AMONG OTHER THINGS, (A) REFLECT THE MERGER OF THE NEOSTEM, INC. 2009 NON-U.S. BASED EQUITY COMPENSATION PLAN WITH AND INTO THE NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN, AND (B) INCREASE BY 4,500,000 THE AGGREGATE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2009 PLAN.

PROPOSAL 4

TO APPROVE THE ISSUANCE OF SHARES OF NEOSTEM COMMON STOCK TO ASPIRE CAPITAL FUND, LLC PURSUANT TO THE TERMS OF THE COMMON STOCK PURCHASE AGREEMENT, DATED SEPTEMBER 28, 2011, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, IN ACCORDANCE WITH THE SHAHREHOLDER APROVAL REQUIREMENTS OF NYSE MKT COMPANY GUIDE SECTION 713.

Background of the Transaction

On September 28, 2011, we entered into a Common Stock Purchase Agreement (as amended, the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $20.0 million of shares of our Common Stock (the “Purchase Shares”) over the term of the Purchase Agreement.

Description of the Purchase Agreement

Pursuant to the Purchase Agreement, on any business day on which the closing sale price of our Common Stock equals or exceeds the Formula Price (as defined below) over the term of the Purchase Agreement (which term was initially 24 months, but was extended in August 2012 to 48 months, i.e., until September 30, 2015), we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 100,000 Purchase Shares per business day; however, no sale pursuant to such a Purchase Notice may exceed five hundred thousand dollars ($500,000) per business day, unless we and Aspire Capital mutually agree.  We and Aspire Capital also may mutually agree to increase the number of shares that may be sold per business day to as much as an additional 1,000,000 Purchase Shares per business day.  The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of (i) the lowest sale price for our Common Stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for our Common Stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities.  The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for at least 100,000 Purchase Shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of our Common Stock equal to up to 30% of the aggregate shares of our Common Stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by us (the “VWAP Purchase Share Volume Maximum”).  The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be 95% of the volume weighted average price for our Common Stock traded on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceeded the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum.  Further, if on the VWAP Purchase Date the sale price of our Common Stock falls below the greater of (i) 90% of the closing price of our Common Stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Amount will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of our Common Stock fell below the VWAP Minimum Price Threshold and the VWAP Purchase Price will be 95% of the volume weighted average price of our Common Stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of our Common Stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by and timing of each Purchase Notice or VWAP Purchase Notice are determined by us, at our sole discretion.  We may deliver Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed; provided, however, that no sales may be effected under the Purchase Agreement on any date where the closing sale price of our Common Stock is less than 75% of the closing sale price of our Common Stock (rounded down to the nearest penny) on the business day immediately preceding the date the Purchase Agreement was executed (the “Formula Price”). Aspire Capital has no right to require any sales by us, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

In consideration for entering into the Purchase Agreement, in September 2011 we issued to Aspire Capital 990,099 shares of our Common Stock in consideration for entering into the Purchase Agreement (the “Commitment Shares”). In order to comply with NYSE MKT rules, the Purchase Agreement provides that we may not issue and sell more than 19,738,005 shares of our Common Stock, including the Commitment Shares (which is equal to approximately 19.9% of the Common Stock outstanding on the date of the Purchase Agreement) (the “Exchange Cap”), unless shareholder approval is obtained to issue more than such 19.9%, in which case the Exchange Cap will not apply. However, as a result of below market private placements, in February

2012 the NYSE MKT required us to reduce the number of shares that we could issue under the Purchase Agreement to 15,282,502 (not including the Commitment shares already issued), with any issuances under the Purchase Agreement exceeding this threshold requiring stockholder approval pursuant to Section 713 of the NYSE MKT Company Guide. The reason we are seeking stockholder approval is so that we can issue more than 15,282,502 shares of Common Stock pursuant to the Purchase Agreement if we so choose.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our Common Stock.  Other than issuing the Commitment Shares (and the Extension Warrant in connection with the August 2012 amendment to extend the term of the Purchase Agreement described below under the caption “Amendment to Purchase Agreement”), we did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

Our net proceeds will depend on the Purchase Price, the VWAP Purchase Price and the frequency of the Company's sales of Purchase Shares to Aspire Capital; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares is $20.0 million under the terms of the Purchase Agreement.  Our delivery of Purchase Notices and VWAP Purchase Notices will be made subject to market conditions, in light of our capital needs from time to time and under the limitations contained in the Purchase Agreement. We expect to use proceeds from sales of Purchase Shares for general corporate purposes and working capital requirements.

Registration Rights

In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated September 28, 2011.  The Registration Rights Agreement provides, among other things, that we will register the sale of the Commitment Shares and the Purchase Shares (collectively, the “Securities”) to Aspire Capital.  In accordance with the Registration Rights Agreement, the sale of the Securities to Aspire Capital is being made under our Registration Statement on Form S-3 (File No. 333-173855), filed with the Securities and Exchange Commission on May 2, 2011, as amended and supplemented from time to time (the “Registration Statement”).  We further agreed to keep the Registration Statement effective and to indemnify Aspire Capital for certain liabilities in connection with the sale of the Securities under the terms of the Registration Rights Agreement.

Amendment to Purchase Agreement

The term of the Purchase Agreement commenced on September 30, 2011, and had originally provided for a two-year term (that is, until September 30, 2013) unless earlier terminated in accordance with the terms thereof. Though to date we have not issued any Purchase Notices under the Purchase Agreement, we believe that it is desirable to maintain the effectiveness of the Purchase Agreement so that it remains available to be used from time to time in order to raise capital to provide liquidity and help to fund our ongoing operations.

On August 23, 2012 we entered into an amendment to the Purchase Agreement with Aspire Capital (the “Amendment”), which (i) extends the term of the Purchase Agreement for two additional years (that is, until September 30, 2015) and (ii) provides for the issuance, upon execution of the Amendment and in consideration of Aspire Capital's agreement to extend the term of the Purchase Agreement, of a five-year warrant to purchase up to 1,612,903 shares of our restricted Common Stock at an exercise price of $0.60 per share (the closing price of our Common Stock on the date the Amendment was executed), with exercise conditional on prior NYSE MKT approval of the underlying shares for listing (the “Extension Warrant”).

Stockholder approval of this Proposal 4 to issue more than 15,282,502 shares of Common Stock pursuant to the Purchase Agreement, is also approval of the Amendment.
Issuances Under the Purchase Agreement to Date

To date, we have not sold any shares of our Common Stock to Aspire Capital pursuant to the Purchase Agreement. A total of 990,099 shares of our Common Stock, representing the Commitment Shares, have been issued to Aspire Capital pursuant to the Purchase Agreement. We have also issued the Extension Warrant to Aspire Capital in consideration of extending the term of the Purchase Agreement

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements.  For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to our Current Report on Form 8-K filed with the SEC on September 30, 2011, and the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 24, 2012, each of which is incorporated herein by reference.

Stockholder Approval

As noted above, the Purchase Agreement restricts the amount of shares that may be sold to Aspire Capital to 19,738,005 shares of our Common Stock, including the Commitment Shares (which is equal to approximately 19.9% of the Common Stock outstanding on the date of the Purchase Agreement), and the NYSE MKT required us to reduce the number of shares that we could issue under the Purchase Agreement to 15,282,502 (not including the Commitment shares already issued), unless stockholder approval is obtained to issue more in compliance with NYSE MKT rules.

NYSE MKT Company Guide Section 713 requires stockholder approval as a prerequisite for NYSE MKT approval to list newly issued shares on the NYSE MKT if (i) the aggregate number of shares to be issued would result in the issuance of 20% or more of the amount of common stock issued and outstanding, and (ii) the sale price of the shares would be less than the greater of book or market value of the common stock. We are therefore seeking stockholder approval to issue greater than 20% of our outstanding Common Stock to Aspire Capital at a price less than the greater of book or market value, as required under NYSE MKT Company Guide Section 713.

Section 713 also provides that stockholder approval is required when the issuance or potential issuance of additional shares will result in a change of control. According to NYSE MKT guidance, an issuance or potential issuance of shares may result in a change of control in some circumstances even when such issuance or potential issuance would not result in any one stockholder owning or controlling at least 50% of the issued and outstanding common stock of the issuer. No shares of our Common Stock have been sold to Aspire Capital pursuant to the Purchase Agreement, and a total of 990,099 shares of our Common Stock representing the Commitment Shares, as well as the Extension Warrant to purchase up to 1,612,903 shares of our Common Stock, have been issued to Aspire Capital. Accordingly, no “change in control” has occurred (and it is not clear that a change in control would ever occur as a result of the Purchase Agreement) under applicable NYSE MKT rules. Because, however, a substantial number of shares could be issued to Aspire Capital under the Purchase Agreement, we are seeking stockholder approval for the issuance of shares of our Common Stock pursuant to the Purchase Agreement that could result in a “change of control” being deemed to have occurred under NYSE MKT rules.

Reasons for Transaction and Effect on Current Stockholders

Our Board of Directors determined that the Purchase Agreement with Aspire Capital was in the best interests of our Company because the right to sell shares to Aspire Capital provides our Company with a known source of capital and the ability to access that capital when and if needed.

The Purchase Agreement does not affect the rights of the holders of outstanding Common Stock, but the sale of shares to Aspire Capital pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders' voting power. If we sell to Aspire Capital all of the shares that we are eligible to sell under the Purchase Agreement, Aspire Capital would hold approximately 13.2% of the outstanding shares of our Company and would be one of our largest stockholders. If we receive stockholder approval to issue shares to Aspire Capital in excess of the 15,282,502 shares we are currently allowed to sell under the Purchase Agreement pursuant to NYSE MKT rules, Aspire Capital may hold an even greater percentage of the outstanding shares of our Company. Aspire Capital may be in a position to exert influence over our Company and there is no guarantee that the interests of Aspire Capital will align with the interests of other stockholders.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell Purchase Shares having an aggregate offering price of up to $20.0 million to Aspire from time to time. The number of shares ultimately offered for sale to Aspire Capital is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices, assuming this Proposal 4 is approved and the Exchange Cap does not apply:

Assumed Average Purchase Price	Number of Shares to be Sold if Full Purchase	(1)	Percentage of Outstanding Shares After Giving Effect to the Sale of Aspire Capital	(2)	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement	(3)
$0.50	40,000,000		20.7%		$20,000,000
$1.00	20,000,000		11.5%		$20,000,000
$1.50	13,333,333		8.0%		$20,000,000
$2.00	10,000,000		6.1%		$20,000,000
$2.50	8,000,000		5.0%		$20,000,000
$3.00	6,666,666		4.2%		$20,000,000
$5.00	4,000,000		2.5%		$20,000,000

(1) Excludes (a) the 990,099 shares previously issued as Commitment Shares and (b) the 1,612,903 shares underlying the Extension Warrant, and assumes the purchase by Aspire Capital of the full $20 million of Common Stock. Also assumes stockholder approval of this Proposal 4 and the inapplicability of the Exchange Cap.

(2) The denominator is based on 153,516,485 shares outstanding as of August 24, 2012, adjusted to include the number of shares set forth in the adjacent column which we would have sold to Aspire Capital. The numerator is based on the number of shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, assuming the sale of the full $20 million available amount.

(3) Without stockholder approval, our sales under the Purchase Agreement would be limited to 15,282,502 shares, effectively capping the maximum proceeds to us under the Purchase Agreement at approximately $9.2 million (based on our closing stock price of $.60 on August 23, 2012), which represents less than half of the $20 million amount available under the Purchase Agreement.  Stockholder approval of this Proposal 4 would mean that we could issue more than 15,282,502 shares, and our Company would be able to avail itself of the full $20 million available under the Purchase Agreement, if we so choose.

Prior Investments by Aspire

In a number of transactions over the past two years separate from the Purchase Agreement, Aspire made purchases of our common stock and warrants with an aggregate purchase price of approximately $3.5 million.  As of August 24, 2012, Aspire beneficially owned 6,540,420 shares of our Common Stock, representing approximately 4.3% of our Common Stock outstanding on such date.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF NEOSTEM VOTE “FOR” APPROVAL OF THE ISSUANCE OF SHARES OF NEOSTEM COMMON STOCK TO ASPIRE CAPITAL PURSUANT TO THE TERMS OF THE COMMON STOCK PURCHASE AGREEMENT IN ACCORDANCE WITH THE SHAREHOLDER APPROVAL REQUIREMENTS OF NYSE MKT COMPANY GUIDE SECTION 413.

PROPOSAL 5

TO APPROVE AN AMENDMENT (IN THE EVENT IT IS DEEMED BY THE NEOSTEM BOARD OF DIRECTORS TO BE ADVISABLE) TO NEOSTEM'C CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF NEOSTEM COMMON STOCK AT A RATIO WITHIN THE RANGE OF 1:2 TO 1:10; AS DETERMINED BY THE NEOSTEM BOARD OF DIRECTORS.

At the Annual Meeting, you are being asked to approve an amendment (in the event it is deemed by the NeoStem Board of Directors to be advisable) to our Amended and Restated Certificate of Incorporation, as amended, authorizing a reverse stock split of the issued shares of our Common Stock, at a ratio within the range of 1:2 to 1:10, as determined by our Board of Directors (the “Reverse Split Amendment Authorization”). Similar proposals for a 1:2 to 1:5 reverse split were approved by our stockholders at our special meetings held on October 29, 2009 and January 18, 2011, but no action has been taken with respect to either such authorization. The reverse split authorization approved at our January 18, 2011 special meeting expires on the date of the Annual Meeting. The Board is seeking stockholder approval of the Reverse Split Amendment Authorization at this time just to maintain flexibility to effect a reverse split if it should determine that a reverse split is advisable. Our Board has no immediate plans to effect a reverse stock split.

Our Board will file a reverse stock split amendment to the Amended and Restated Certificate of Incorporation only in the event the NeoStem Board of Directors deems it advisable, such as, for example, in connection with maintaining our NYSE MKT listing, a future listing on another exchange or market, or for the purpose of enhancing investor interest generally. Should the reverse split be effected, upon the effectiveness of the amendment to our Amended and Restated Certificate of Incorporation, referred to as the Split Effective Time, the issued shares of our Common Stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares such that a NeoStem stockholder will own one new share of NeoStem Common Stock for each two to ten shares of issued NeoStem Common Stock held by that stockholder immediately prior to the Split Effective Time. If our Board of Directors deems a split to be advisable, the exact split ratio within the 1:2 to 1:10 range will be determined by the Board prior to the Split Effective Time and will be publicly announced by us. The par value of each share of our Common Stock shall be maintained at $0.001 per share for the reduced number of shares after any such reverse split. Even if our stockholders approve the reverse stock split, we may only effect the reverse stock split if such reverse stock split is effected on or before the date on which our 2013 annual meeting of stockholders is held.

The statements made in this proxy statement with respect to the Reverse Split Amendment Authorization should be read in conjunction with and are qualified in their entirety by reference to the text of the proposed certificate of amendment of Amended and Restated Certificate of Incorporation of NeoStem, Inc., annexed hereto as Appendix C (“Certificate of Amendment”). The proposed Certificate of Amendment would be filed, and would become effective, as determined by our Board of Directors, in the event the reverse split is deemed by our Board of Directors to be advisable. Our Board of Directors, in its sole discretion, would determine the ratio of the reverse split, but such ratio would be within a range of 1:2 to 1:10.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF WARRANTS AND OPTIONS, DOES NOT REFLECT THE IMPACT OF ANY REVERSE STOCK SPLIT THAT MAY BE EFFECTED PURSUANT TO THE TERMS OF THIS PROPOSAL 5.

Purpose

If the Board chooses to effect the reverse stock split, it will be based upon the following considerations:

•
Maintaining a Listing on the NYSE MKT.  We believe it is in the Company's best interests to maintain the listing of our Common Stock on the NYSE MKT. The NYSE MKT may delist a stock that sells for a substantial period of time at a low price per share. The market price of our Common Stock historically has been, and may continue to be, volatile. If the Reverse Split Amendment Authorization is approved, the Board's ability to effect a reverse split might help us to maintain our NYSE MKT listing in the event our Common Stock were to sell for a substantial period of time at a low price per share, though there can be no assurances that in such an event effecting a reverse split would allow us to maintain our listing.

•
Future Listing Applications.  We may in the future apply for listing on another stock exchange or market which includes in its listing standards a minimum price per share greater than the then current price per share of our Common Stock.

•	Enhanced Investor Interest. A higher stock price resulting from a reverse stock split could help generate investor interest in NeoStem, increase trading volume in our Common Stock, help facilitate future financings or increase our ability to use our capital stock in acquisitions, although there can be no assurance that a reverse stock split would result in any of the foregoing.

NYSE MKT Requirements for Continued Listing

NeoStem Common Stock is currently traded on the NYSE MKT. The Board of Directors believes that maintaining a listing on the NYSE MKT may provide a broader market for our Common Stock, increase stockholder value and facilitate the use of NeoStem Common Stock in financings, acquisitions and other transactions. NYSE MKT Rule 1003(f)(v) provides that the NYSE MKT “will normally consider” suspending trading or delisting a Company's common stock where it is “selling for a substantial period of time at a low price per share, if the issuer shall fail to effect a reverse split of such shares within a reasonable time after being notified that the Exchange deems such action to be appropriate under all the circumstances.” The market price of our Common Stock has been and may continue to be volatile. From January 1 through August 15, 2012 our Common stock traded as low as $0.30 and as high as $0.90. In 2011, our Common Stock traded as low as $0.43 and as high as $2.10, and in 2010 traded as low as $1.10 and as high as $3.50. Authorization to effect a reverse split would be helpful in maintaining, but would by no means guarantee, continued compliance with the minimum price per share requirements.

Requirements for Listing on Other Exchanges or Markets

We may also consider application for listing of our Common Stock on other exchanges or markets in or outside the United States. Any such listing may require the market price of our Common Stock to be increased above its then current level. While authorization to effect a reverse stock split may be helpful in achieving any such relevant minimum share price, a reverse stock split could not guarantee that our Common Stock would achieve any such relevant minimum price.

Potential Increased Investor Interest

In approving the proposal approving the Certificate of Amendment, our Board of Directors noted that a low share price can reduce the effective marketability of stocks because of the reluctance of some brokerage firms to recommend low-priced stocks to their clients and because many institutional investors generally do not invest in low priced stocks. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Our Board of Directors believes that the reverse stock split may result in a higher trading range for our Common Stock and may encourage institutional investors to invest in, and brokerage houses to recommend, our Common Stock. If the reverse stock split is effected, the market price of our Common Stock will also be based on our performance and other factors unrelated to the number of shares outstanding.

Principal Effects of the Reverse Stock Split

In the event our Board of Directors determines to effect the reverse stock split, the form of amendment to our Amended and Restated Certificate of Incorporation effecting the reverse stock split would be as set forth in Appendix C to this proxy statement. The Certificate of Amendment, as more fully described below, would effect the reverse stock split but would not change the number of authorized shares of our Common Stock or preferred stock, or the par value of the our Common Stock or preferred stock.

In the event the reverse stock split is effected, it will be effected simultaneously for all outstanding shares of our Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share. Common Stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

As shown in the table below, in the event the reverse stock split is effected, one of its effects will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in our management being able to issue more shares without further stockholder approval. Our Board of Directors believes that the continued availability of sufficient shares of our Common Stock is necessary and desirable to permit our Company the flexibility of engaging in future equity financings or acquisitions utilizing our Common Stock.

The following table provides estimates as of August 24, 2012 of the number of shares of our Common Stock (a) authorized, (b) issued and outstanding, (c) reserved for issuance and (d) authorized but neither issued nor reserved for issuance at the following times: (i) prior to any reverse stock split, (ii) in the event a reverse stock split is effected and it is at a 1:2 ratio and (iii) in the event a reverse stock split is effected and it is at a 1:10 ratio:

	Number of Shares of Common Stock Authorized	Number of Shares Issued and Outstanding	(1)(3)	Number of Shares Reserved for Issuance	(2)(3)	Number of Shares Authorized but Neither Issued nor Reserved for Future Issuance	(1)(2)(3)
Prior to any Reverse Stock Split	500,000,000	153,516,485		92,713,864		253,769,651
After Assumed 1:2 Reverse Stock Split	500,000,000	76,758,243		46,356,932		376,884,825
After Assumed 1:10 Reverse Stock Split	500,000,000	15,351,649		9,271,386		475,376,965

__________________

(1)
These estimates assume a total of 153,516,485 shares of Common Stock issued and outstanding immediately prior to the reverse stock split, which is based on the 153,516,485 shares issued and outstanding as of August 24, 2012.

(2)
The following 92,713,864 shares of Common Stock are included in the Number of Shares Reserved for Issuance: (i) 56,228,491 shares issuable upon the exercise of NeoStem warrants outstanding as of August 24, 2012; (ii) 22,481,892 shares issuable upon the exercise of options outstanding as of August 24, 2012 (iii) 10,000 shares issuable upon conversion of 10,000 shares of Series B Preferred Stock outstanding as of August 24, 2012; (iv) 5,928,297 shares which represents 200% of the shares issuable upon the conversion of the Series E 7% Senior Convertible Preferred Stock (“Series E Preferred Stock”) pursuant to the contractual provisions related to the Series E Preferred Stock; (v) an additional aggregate of 3,972,416 shares reserved for issuance under our 2003 Equity Participation Plan, 2009 Plan and 2009 Non-U.S. Plan (excluding shares and options already issued and therefore included in the numbers in footnotes (1) and (2)(ii) above); and (vi) up to 4,092,768 shares of Common Stock which may become issuable as "Contingent Shares" upon achievement of specified business milestones pursuant to the Amorcyte Merger Agreement. All shares reserved for issuance would be proportionately reduced by the same ratio at which outstanding shares are adjusted, in the event a reverse stock split is effected. These estimates do not reflect the effect of (i) the 5,000,000 shares of our Common Stock which would be reserved for issuance pursuant to the 2012 Employee Stock Purchase Plan, if the stockholders approve Proposal 2, or (ii) the additional 4,500,000 shares that would be reserved for issuance under our equity compensation plans following the approval of the Amended and Restated 2009 Plan, if the stockholders approve Proposal 3.

(3)	These estimates also do not reflect the potential effect of rounding up for fractional shares that may result from the reverse stock split.
Board Discretion to Effect Reverse Stock Split

Because the reverse split authorization previously granted by the stockholders at our January 18, 2011 special meeting expires on the date of the Annual Meeting, the NeoStem Board of Directors is seeking the Reverse Split Amendment Authorization as described in this Proposal 5. The Board may effect only one reverse stock split in connection with this proposal and such reverse stock split must be effected on or before the date on which the 2013 annual meeting of stockholders is held, irrespective of whether additional stockholder meetings are held in the intervening period. If our Board of Directors desires to delay the reverse stock split until after the date on which the 2013 annual meeting of stockholders is held, we shall resolicit stockholder approval. Our Board of Directors' decision to effect the reverse split, if at all, will be based on their determination as to the advisability of a reverse split, in connection with considerations such as maintaining the listing criteria of the NYSE MKT, listing our Common Stock with another exchange, or enhancing investor interest in our Common Stock generally, as well as existing and expected trading prices for our Common Stock based on milestone achievements in our Company's development. In the event the stockholders approve this NeoStem Proposal 5 and our Board of Directors decides to effect a reverse split, our Board of Directors may nonetheless abandon the proposed reverse split, without further action by our stockholders, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware.

Par Value

In the event the reverse stock split is effected, the par value of our Common Stock will remain at $0.001 per share, the same pre-reverse split as post-reverse split. If the reverse stock split is effected, the total stated capital will be reduced and additional paid-in-capital will be increased in the same amount, as discussed below.

Accounting Matters

In the event the reverse stock split is effected, it will not affect the total amount of stockholders' equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged on the effective date of the split, the components that make up the Common Stock capital account will change by offsetting amounts. In the event the reverse stock split is effected, depending on the size of the reverse stock split our Board of Directors decides to implement, the stated capital component will be reduced by an amount between $68,660 (in the event of a ratio of 1:2) and $123,858 (in the event of a ratio of 1:10) from the amount of the stated capital as of June 30, 2012, and the additional paid-in capital component will be increased by the same amount by which the stated capital is reduced. The per share net income or loss and per share net book value of NeoStem will be increased because there will be fewer shares of our Common Stock outstanding. Prior periods' per share amounts on future financial statement reports will be restated to reflect the reverse stock split for comparative purposes.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our Company with another company, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders. Our Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of our Company.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and our Company will not independently provide stockholders with any such right.

Fractional Shares

We will not issue fractional shares of stock in connection with any reverse stock split. In lieu thereof, stockholders who would otherwise be entitled to receive a fractional share as a consequence of the reverse stock split will be rounded up to the next whole share of Common Stock. As a result, stockholders will not receive cash for fractional shares.

Miscellaneous

In the event the reverse stock split is effected, it will result in an increased number of stockholders owning “odd lots” of fewer than 100 shares of our Common Stock after the reverse split. The per share costs, including brokerage commissions, of transactions in odd lots, are generally higher than the costs of transactions in “round lots” of multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the Certificate of Amendment effecting the reverse stock split, and if our Board of Directors believes that effecting a reverse stock split is in the best interests of our Company and our stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and publicly announce such ratio.

We will file a certificate of amendment with the Secretary of State of the State of Delaware at such time as our Board of Directors has determined to be the appropriate Split Effective Time. Our Board of Directors may delay effecting the reverse stock split until the date on which the 2013 annual meeting of stockholders is held without resoliciting stockholder approval. However, we must resolicit stockholder approval if the NeoStem Board of Directors delays effecting the reverse stock split until after the date on which the 2013 annual meeting of stockholders is held. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

In the event the reverse stock split is effected, as soon as practicable after the Split Effective Time, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares may surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent and the applicable transfer fee payable by the stockholder. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

Unless indicated to the contrary, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal 5.

Vote Required to Approve the Certificate of Amendment to the Amended and Restated Certificate of Incorporation

The affirmative vote of a majority of the voting power outstanding as of the Record Date is required to approve the Certificate of Amendment to the Amended and Restated Certificate of Incorporation authorizing a reverse stock split. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal. By approving the Certificate of Amendment to our Amended and Restated Certificate of Incorporation authorizing a reverse stock split, stockholders will be approving the potential combination of any whole number of issued shares of our Common Stock between and including two and ten shares into one share. Irrespective of whether any of the other proposals are approved by the stockholders, the Board may, in its sole discretion, effect a reverse stock split if this proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF NEOSTEM VOTE “FOR” TO APPROVE AN AMENDMENT(IN THE EVENT IT IS DEEMED BY THE NEOSTEM BOARD OF DIRECTORS TO BE ADVISABLE) TO NEOSTEM'C CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF NEOSTEM COMMON STOCK AT A RATIO WITHIN THE RANGE OF 1:2 TO 1:10; AS DETERMINED BY THE NEOSTEM BOARD OF DIRECTORS.

PROPOSAL 6

TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS NEOSTEM'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Re-Appointment of Grant Thornton LLP

Grant Thornton LLP (“Grant Thornton”) currently serves as our independent registered public accounting firm and has audited our financial statements for the year ended December 31, 2011. Grant Thornton was initially appointed as our independent registered public accounting firm in 2011.

The Audit Committee of our Board of Directors (the “Audit Committee”) has appointed Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2012. Our Board is submitting this appointment to our stockholders for ratification at the Annual Meeting.

Background on Prior Changes to NeoStem's Auditors

Holtz Rubenstein Reminick LLP (“Holtz Rubenstein Reminick”) served as the Company's independent registered public accounting firm from 2003 to 2010. On March 11, 2010, the Audit Committee determined that Holtz Rubenstein Reminick would not be appointed as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2010 (“fiscal year 2010”). Accordingly, Holtz Rubenstein Reminick's engagement as the Company's independent registered public accounting firm ended on March 31, 2010 after the completion by Holtz Rubenstein Reminick of its audit of our financial statements for the fiscal year ended December 31, 2009 and the filing with the Securities and Exchange Commission of our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. On March 11, 2010, the Audit Committee also approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm for fiscal year 2010. On that date, upon the recommendation and approval by the Audit Committee, Deloitte was engaged to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

Holtz Rubenstein Reminick's report on our Company's financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain any adverse opinion or any disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During our Company's fiscal years ended December 31, 2009 and December 31, 2008 and the subsequent interim period through March 31, 2010, our Company had no disagreements with Holtz Rubenstein Reminick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Holtz Rubenstein Reminick, would have caused it to make reference to the subject matter of the disagreements in its reports for such years. During the fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through March 31, 2010, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company's fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through March 31, 2010, the Company did not consult with Deloitte regarding either of the following: (1) the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Deloitte did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Deloitte's appointment as the Company's independent registered public accounting firm for fiscal year 2010 was ratified by NeoStem's stockholders at the annual meeting held on June 2, 2010. As previously reported in NeoStem's Current Report on 8-K dated June 23, 2011, as amended, on June 23, 2011 Deloitte informed NeoStem that it declined to stand for re-appointment as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2011, but that it would complete the interim period review of NeoStem's financial statements for the quarterly period ended June 30, 2011. Deloitte's engagement as NeoStem's independent registered public accounting firm did in fact end on August 12, 2011 with its completion of the interim period review of NeoStem's financial statements for the quarterly period ended June 30, 2011.

Deloitte's report on NeoStem's financial statements for the fiscal year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During NeoStem's fiscal year ended December 31, 2010 and the subsequent interim periods through August 12, 2011, NeoStem had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such periods. During the fiscal year ended December 31, 2010, and the subsequent interim periods through August 12, 2011, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K. Deloitte did not serve as the Company's independent registered public accounting firm prior to fiscal 2010.

On August 23, 2011, upon the recommendation and approval of the Audit Committee of NeoStem's Board of Directors, Grant Thornton was engaged to serve as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2011, commencing with the interim period ending September 30, 2011, and the appointment of Grant Thornton for fiscal year 2011 was ratified by our stockholders at our 2011 annual meeting held on October 14, 2011.

During NeoStem's fiscal years ended December 31, 2009 and December 31, 2010, and the subsequent interim period through August 23, 2011, neither NeoStem nor anyone on NeoStem's behalf consulted with Grant Thornton regarding: (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on NeoStem's financial statements, and Grant Thornton did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that Grant Thornton concluded was an important factor considered by NeoStem in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

It is intended that the persons named in the accompanying proxy will vote for the ratification of the appointment of Grant Thornton.

Representatives of Grant Thornton at Annual Meeting

Representatives Grant Thornton are expected to be present at the Annual Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Accounting Fees and Other Accounting Matters

As previously reported, the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company's independent registered public accounting firm ended following its interim review of the Company's financial statements for the quarter ended June 30, 2011. Grant Thornton LLP (“Grant Thornton”) was engaged to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 commencing with the interim period ending September 30, 2011, and accordingly, Grant Thornton audited the Company's financial statements for the fiscal year ended December 31, 2011. The following table sets forth a summary of the fees billed or expected to be billed to us (i) by Grant Thornton for professional services rendered for the fiscal year ended December 31, 2011 and (ii) by Deloitte & Touche for professional services rendered for the fiscal year ended December 31, 2010.

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees(1)	$605,521	$787,500
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$1,938	$2,400
Total Fees	$607,459	$789,900
 _______________

(1)
Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2011 and December 31, 2010, respectively. For 2011 and 2010, such fees also include services relating to the comfort letter issued in connection with the Company's July 2011 and November 2010 financings and review of S-4 filings related to the Company's PCT Merger and Amorcyte Merger.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit

Fees.”

(3)
Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of the Company's federal and state income tax returns and other tax compliance activities.

(4)	All Other Fees consist of aggregate fees billed for products and services provided by Grant Thornton or Deloitte & Touche (as applicable), other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. All of the fees shown above were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 6.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock beneficially owned as of August 24, 2012 by:

•	each of our current executive officers;

•	each of our current directors;

•	all of our current directors and executive officers as a group; and

•	each person who is known by us to beneficially own 5% or more of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power. Shares of our Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees or warrant holders. Unless otherwise indicated, and subject to any applicable community property laws, to our knowledge the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Unless otherwise indicated, the address of the beneficial owner is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170.

As of August 24, 2012, there were 153,516,485 shares of Common Stock outstanding. As of such date, the directors and executive officers of the Company collectively owned beneficially 49,510,083 shares, or approximately 29.3% of the outstanding shares.

Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Robin L. Smith, M.D	6,342,858	(1)	4.0%
Chief Executive Officer and Chairman of the Board
Andrew L. Pecora, M.D., F.A.C.P.	2,875,779	(2)	1.9%
Chief Medical Officer and Director of NeoStem,
Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte
Robert A. Preti, Ph.D.	2,407,303	(3)	1.6%
President and Chief Scientific Officer of PCT
Richard Berman	468,027	(4)	0.3%
Director
Steven S. Myers	1,552,640	(5)	1.0%
Director
Drew Bernstein	522,019	(6)	0.3%
Director
Edward C. Geehr, M.D.	353,685	(7)	0.2%
Director
Eric H.C. Wei	26,645,180	(8) (9)	16.9%
Director
RimAsia Capital Partners, L.P.	26,529,874	(9)	16.8%
RimAsia Capital Partners GP, L.P.
RimAsia Capital Partners GP, Ltd.
RimAsia Capital Partners Manager, Ltd.
1807 Harbour Centre
25 Harbour Road
Wanchai Hong Kong
Martyn Greenacre	635,306	(10)	0.4%
Director
Shi Mingsheng	4,985,770	(11) (12) (13)	3.2%
Director of NeoStem and Chairman of the Board, Erye
Fullbright Finance Limited (“Fullbright”)	4,290,770	(12) (13)	2.8%
Suite 1307, Tongmei Center
43 East Queen’s Road
Wanchai Hong Kong
All Directors and Executive Officers as a group (fourteen persons)	49,510,083	(14) (15)	29.3%

The address for each officer and director is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170.

(1) Includes (i) options to purchase up to 4,590,638 shares of our common stock which are exercisable within 60 days of August 24, 2012 and (ii) warrants to purchase up to 38,667 shares of our common stock which are exercisable within 60 days of August 24, 2012. Dr. Smith will also acquire shares of our common stock pursuant to her agreement (approved by the Compensation Committee) to accept shares of common stock in lieu of cash payment of her salary from time to time, which is being superseded by participation in the 2012 Option Program as of August 1, 2012.

(2) Includes (i) options to purchase up to 498,333 shares of our common stock which are exercisable within 60 days of August 24,

2012 and (ii) warrants to purchase up to 358,595 shares of our common stock which are exercisable within 60 days of August 24, 2012. Dr. Pecora will also acquire shares of our common stock pursuant to his agreement in April 2012 (approved by the Compensation Committee) to accept shares of common stock in lieu of cash payment of his salary as determined by Dr. Pecora on a quarterly basis. To date, Dr. Pecora has chosen to accept shares of our common stock for the third quarter of 2012, which is being superseded by participation in the 2012 Option Program as of August 1, 2012.

(3) Includes (i) options to purchase up to 247,133 shares of our common stock which are exercisable within 60 days of August 24, 2012 and (ii) warrants to purchase up to 343,032 shares of our common stock which are exercisable within 60 days of August 24, 2012.

(4) Includes options to purchase up to 282,721 shares of our common stock which are exercisable within 60 days of August 24, 2012.

(5) Includes options to purchase up to 282,721 shares of common stock which are exercisable within 60 days of August 24, 2012.

(6) Includes options to purchase up to 522,019 shares of common stock which are exercisable within 60 days of August 24, 2012.

(7) Includes options to purchase up to 353,685 shares of common stock which are exercisable within 60 days of August 24, 2012.

(8) Includes options to purchase up to 100,000 shares of common stock which are exercisable within 60 days of August 24, 2012.

(9) Includes (i) 22,529,874 shares of our common stock, 9,086,124 of which were issued upon the conversion of 8,177,512 shares of Series C Convertible Preferred Stock held by RimAsia Capital Partners, L.P. and (ii) warrants to purchase up to 4,000,000 shares of our common stock which are exercisable within 60 days of August 24, 2012. These shares are held by RimAsia Capital Partners, L.P., a Cayman Islands exempted limited partnership (“RimAsia”) except that 135,306 shares are held by RimAsia Capital Partners Manager, Ltd. ("RimAsia Manager"). RimAsia Manager is the fund manager of RimAsia Capital Partners GP, L.P. (“RimAsia GP”) and the manager of RimAsia, RimAsia GP, a Cayman Islands exempted limited partnership, is the general partner of RimAsia. RimAsia Capital Partners GP , Ltd., a Cayman Islands exempted company (“RimAsia Ltd.”), is the general partner of RimAsia GP. Mr. Wei, one of our directors, is the sole director of RimAsia, RimAsia GP, RimAsia Ltd., and is a director of RimAsia Manager, and Mr. Wei has the sole power to vote and dispose of our common stock held by RimAsia.

(10) Includes warrants to purchase up to 250,000 shares of common stock which are exercisable within 60 days of August 24, 2012.

(11) Mr. Shi is the Chairman of the Board of Erye, a principal shareholder of EET and Fullbright and a director of the Company. Includes options to purchase up to 520,000 shares of our common stock which are exercisable within 60 days of August 24, 2012.

(12) Includes (i) 3,650,770 shares of our common stock and (ii) warrants to purchase up to 640,000 shares of common stock which are exercisable within 60 days of August 24, 2012, held by Fullbright Finance Limited. Fullbright is a corporation organized under the laws of the British Virgin Islands and is majority owned by Mr. Shi and Madam Zhang, General Manager of Erye and formerly our VP of Pharmaceutical Operations, who have shared power to vote and dispose of the shares of our common stock held by Fullbright and, as a result, may be deemed to beneficially own the shares of our common stock held by Fullbright. The table reflects 1,680,000 shares of our common stock that were pledged to us in connection with the Erye Merger.

(13) Part of the consideration for the Erye Sale includes the forfeiture and cancellation of the NeoStem Securities (as defined in the Equity Purchase Agreement).

(14) See footnotes 1 - 8 and 10 - 11. Includes shares and exercisable rights owned by RimAsia Capital Partners and Fullbright Finance Limited set forth in footnotes 9 and 12.

(15) Includes (i) options to purchase up to 2,292,485 shares of common stock which are exercisable within 60 days of August 24, 2012 and (ii) warrants to purchase up to 9,500 shares of common stock which are exercisable within 60 days of August 24, 2012 held by executive officers not individually listed in this table of the Company and its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 18, 2012, we and our subsidiary, China Biopharmaceuticals Holdings, Inc. (“CBH”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Fullbright Finance Limited, a limited liability company organized under the laws of the British Virgin Islands (“Fullbright”), Suzhou Erye Economy & Trading Co., Ltd., a limited liability company organized under the laws of the People's Republic of China (“EET” and together with Fullbright, each a “Purchaser” and collectively, the “Purchasers”), and Erye, which Equity Purchase Agreement provides for the sale by NeoStem and CBH to the Purchasers (the “Erye Sale”) of our 51% ownership interest in Erye (the “Erye Interest”). EET, one of the Purchasers party to the Equity Purchase Agreement, is the holder of the minority 49% ownership interest in Erye, and is a party along with our subsidiary CBH to the Joint Venture Agreement governing the ownership of the respective interests in Erye. Fullbright is an affiliate of EET. Mr. Shi Mingsheng (a member of our Board of Directors, and Chairman of the Board of Erye) and Madam Zhang Jian (the General Manager of Erye, and formerly our Vice President of Pharmaceutical Operations) are the principal equity holders of each of EET and Fullbright. Fullbright has assigned all its rights and obligations under the Equity Purchase Agreement (except for its obligations in respect of the return of certain NeoStem securities held by it as part of the purchase price, and its obligations in respect of closing deliverables) to Highacheive Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands and an affiliate of Fullbright (“Highacheive”). As a result of the assignment, the Purchasers of our Erye Interest will be EET and Highacheive. The Equity Purchase Agreement provides that the consideration to be paid by the Purchasers to us for our Erye interest is $12,280,000 million in cash plus the return to the Company of 1,040,000 shares of NeoStem common stock and the cancellation of 1,170,000 options and 640,000 warrants. The Erye Sale is expected to close by the fourth quarter of 2012, subject to the satisfaction of certain conditions including receipt of requisite PRC regulatory approvals. We have determined that under Delaware law, stockholder approval is not necessary for the consummation of the sale of our Erye Interest.  As a result, we will not be delivering a proxy statement or holding a special meeting in connection with the Erye Sale.

One investor in our private placement offering in May 2012 was Martyn Greenacre, a member of our Board of Directors, who purchased 250,000 units for a total subscription amount of $100,000.

In May 2012, The Stem for Life Foundation of which our CEO and Chairman is President and Trustee, our General Counsel is Secretary and Trustee and our Vice President, Corporate Controller and Chief Accounting Officer is Treasurer, paid our Company approximately $150,000.  This amount relates to services associated with joint activities between the Foundation, NeoStem, the Pontifical Council for Culture and the Pontifical Council's foundation, Science, Theology and the Ontological Quest (“STOQ”).

On March 3, 2011, we consummated a private placement pursuant to which five persons and entities acquired an aggregate of 2,343,750 shares of our Common Stock for an aggregate consideration of $3,000,000 (purchase price $1.28 per share). The investors included Steven S. Myers (one of our directors director) (who purchased 390,625 shares) and Dr. Andrew L. Pecora (the Chief Medical Officer of our subsidiary PCT, and subsequently the Chief Medical Officer of NeoStem and Chief Scientific Officer of our subsidiary Amorcyte) (who purchased 78,125 shares).

Pursuant to the PCT Merger Agreement, we agreed to pay off PCT's credit line with Northern New Jersey Cancer Associates (“NNJCA”), in an amount up to $3,000,000, shortly after the closing of the PCT Merger. On January 21, 2011, we paid NNJCA $3,000,000 in full satisfaction of all of borrower PCT's obligations to lender NNJCA arising from the underlying line of credit and security agreement. Dr. Andrew Pecora (who was PCT's Chairman and CEO prior to the PCT Merger, and who became PCT's Chief Medical Officer on January 19, 2011 pursuant to an employment agreement effective upon the closing of the PCT Merger), has served as Managing Partner of NNJCA since 1996.

In accordance with the PCT Merger Agreement, the stock consideration paid by us in exchange for the membership interests of PCT was deposited into an escrow account for eventual distribution to the former members of PCT. Dr. Pecora, Dr. Robert A. Preti (PCT's President and Chief Scientific Officer prior to the PCT Merger, and who following the PCT Merger serves as PCT's President pursuant to an employment agreement that became effective upon the PCT Merger closing) and George S. Goldberger (PCT's Chief Business and Financial Officer, Treasurer and Secretary prior to the PCT Merger, and who following the PCT Merger serves as PCT's Vice President - Business Development pursuant to an employment agreement that became effective upon the PCT Merger closing), beneficially owned approximately 17.2%, 17.0% and 2.5%, respectively, of the membership interests of PCT that were outstanding immediately prior to the closing of the PCT Merger. Certain of the shares of our Common Stock issued to these three individuals have been released from escrow earlier than the first release of shares for other members of PCT for the purpose of enabling them to pay taxes that will be due as a result of the PCT Merger. As of August 24, 2012, Dr. Pecora, Dr. Preti and Mr. Goldberger beneficially own 2,875,779, 2,407,303 and 464,474 shares, respectively, of our outstanding Common Stock, representing respectively 1.9%, 1.6% and 0.3% of our Common Stock.

Dr. Pecora beneficially owned approximately 17.2% of the membership interests of PCT that were outstanding immediately prior to the closing of the PCT Merger. Pursuant to the PCT Merger, Dr. Pecora received the right to 1,844,527 shares of our

Common Stock (with an aggregate value of $2,766,790 based on the closing price of our Common Stock on the date of closing) and Warrants (with an aggregate estimated value of $342,000) to purchase an aggregate of 522,030 shares of our Common Stock, with one-third (174,010) of such Warrants each exercisable at a per share purchase price of $3.00, $5.00 and $7.00, respectively (the $7.00 warrants vesting only upon the achievement of a business milestone). Dr. Preti beneficially owned approximately 17.0% of the membership interests of PCT that were outstanding immediately prior to the closing of the PCT Merger. Pursuant to the PCT Merger, Dr. Preti received the right to 1,791,880 shares of our Common Stock (with an aggregate value of $2,687,820 based on the closing price of our Common Stock on the date of closing) and Warrants (with an aggregate estimated value of $332,000) to purchase an aggregate of 507,129 shares of our Common Stock, with one-third (169,043) of such Warrants each exercisable at a per share purchase price of $3.00, $5.00 and $7.00, respectively (the $7.00 warrants vesting only upon the achievement of a business milestone).

We acquired Amorcyte, LLC. (the “Amorcyte Merger”) on October 17, 2011 in accordance with the terms of the Agreement and Plan of Merger, dated as of July 13, 2011 (the “Amorcyte Merger Agreement”).  As a result of the consummation of the Amorcyte Merger, Amorcyte is now a wholly-owned subsidiary of ours.  Amorcyte had originally been incorporated as a subsidiary of PCT and was spun off to PCT's members prior to our January 19, 2011 acquisition of PCT. At the time the Amorcyte Merger Agreement was entered into, Dr. Pecora and George Goldberger were officers of both PCT and Amorcyte. Dr. Pecora was Amorcyte's Chief Scientific Officer prior to the Amorcyte Merger and continues to serve in such capacity for no additional consideration.   Mr. Goldberger was Vice President - Business Development of PCT and Chief Financial Officer of Amorcyte. Dr. Pecora, Mr. Goldberger and Dr. Preti were all stockholders of Amorcyte.

In accordance with the terms of the Amorcyte Merger Agreement, the stock consideration paid by us in exchange for the equity interests of Amorcyte was deposited into an escrow account for eventual distribution to the former security holders of Amorcyte. Dr. Pecora beneficially owned approximately 15.6% of the common stock, and 0.6% of the Series A preferred stock, respectively, as well as certain options of Amorcyte, that were outstanding immediately prior to the closing of the Amorcyte Merger. Pursuant to the Amorcyte Merger, Dr. Pecora received the right to 32,852 shares of our Common Stock (with an aggregate value of $21,025 based on the closing price of our Common Stock on the date of closing) and Series AMO Warrants (with an estimated aggregate value of $10,000) to purchase 10,575 shares of our Common Stock at a per share purchase price of $1.466.   Dr. Preti beneficially owned approximately 15.6 % of the common stock, and 0.3% of the Series A preferred stock, respectively, as well as certain options of Amorcyte, that were outstanding immediately prior to the closing of the Amorcyte Merger. Pursuant to the Amorcyte Merger, Dr. Preti received the right to 15,364 shares of our Common Stock (with an aggregate value of $9,833 based on the closing price of our Common Stock on the date of closing) and Series AMO Warrants (with an estimated aggregate value of $1,771) to purchase 4,946 shares of our Common Stock at a per share purchase price of $1.466. The Amorcyte Merger Agreement additionally provides that the former equity holders of Amorcyte have the right to receive additional shares of our Common Stock, which will be issued only if certain business milestones specified in the Amorcyte Merger Agreement are accomplished, as well as certain earn-out payments upon the commercialization of AMR-001, Amorcyte's lead product candidate for the treatment of acute myocardial infarction.

In order to accelerate Amorcyte's commencement of its Phase 2 clinical trial of AMR-001, we agreed to provide loans to Amorcyte prior to the closing of the Amorcyte Merger to be used in connection with the Phase 2 trial. Pursuant to a Loan Agreement entered into on September 9, 2011, we loaned Amorcyte prior to the closing of the Amorcyte Merger an aggregate of $338,500 which was applied towards the commencement of the Phase 2 trial.

Effective March 10, 2011, Matthew Henninger entered into a consulting agreement with our subsidiary PCT, pursuant to which Mr. Henninger was engaged for a three month term to serve as an advisor to PCT with regard to the development of the “Family Plan,” a multi-generational stem cell collection and storage service. In consideration therefor, Mr. Henninger was granted an option to purchase 150,000 shares of our Common Stock under the 2009 Plan at $1.60 per share (Black Scholes value $129,000) vesting over the term of the agreement. Pursuant to an amendment and extension of this agreement in April and May, 2011, respectively, Mr. Henninger's term of service was extended through September 9, 2011, for which he received 75,000 shares of our Common Stock (market value $115,000), $5,000 per month for a three month period and reimbursement of health insurance premiums. In September 2010 the PCT management with the approval of our Audit Committee extended the term further through December 31, 2011, in connection with which Mr. Henninger received a $25,000 bonus related to prior performance, a monthly fee of $10,000 and continued insurance reimbursement. The term was further extended to March 31, 2012 with the approval of the Audit Committee, in connection with which Mr. Henninger was granted an option to purchase 75,000 shares of our Common Stock under the 2009 Plan at $0.52 per share (Black Scholes value $20,696) vesting over the term of the extension, $10,000 per month for a three month period and continued insurance reimbursement. Mr. Henninger is in an exclusive relationship with the CEO of NeoStem.

On July 27, 2010, consistent with our previously disclosed intention to provide support for The Stem for Life Foundation, a Pennsylvania nonprofit corporation classified as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), whose mission is to promote public awareness, fund research and development and subsidize stem cell collection and storage programs, we issued to the Foundation 150,000 shares of restricted NeoStem Common Stock with a fair value of $298,500. The issuance of such securities was subject to the approval of our Board of Directors, our Audit Committee and the NYSE Amex (now known as the NYSE MKT). On July 2, 2010, we contributed $75,000 in cash to the Foundation. Our CEO and Chairman is President and a Trustee of the Foundation, our General Counsel is Secretary and a Trustee of the Foundation and at such time our Chief Financial Officer was Treasurer of the Foundation. In 2011, we contributed to the Foundation 407,600 shares of previously issued restricted NeoStem Common Stock with a fair value of approximately $607,000. The contribution of such securities was subject to the approval of our Board of Directors and our Audit Committee.

Pursuant to the terms and subject to the conditions set forth in the Erye Merger Agreement, which closed in October 2009, all of the shares of common stock, par value $.01 per share, of CBH (“CBH Common Stock”), issued and outstanding immediately prior to the effective time of the Erye Merger (the “Erye Effective Time”), were converted into the right to receive, in the aggregate, 7,150,000 shares of our Common Stock. Additionally, subject to the cancellation of outstanding warrants to purchase shares of CBH Common Stock held by RimAsia (then a beneficial holder of more than 5% of our voting securities), and the sole holder of shares of Series B Convertible Preferred Stock, par value $0.01 per share, of CBH (“CBH Series B Preferred Stock”), all of the shares of CBH Series B Preferred Stock issued and outstanding immediately prior to the effective time of the Erye Merger were converted into the right to receive, in the aggregate, (i) 6,458,009 shares of our Common Stock (having an approximate value of $12,270,217 as of the effective time of the Erye Merger) and (ii) 8,177,512 shares of our Series C Preferred Stock (having an approximate value of $17,263,600 as of the effective time of the Erye Merger), each with a liquidation preference of $1.125 per share and convertible into 9,086,124 shares of our Common Stock at an initial exercise price of $0.90. On May 17, 2010, RimAsia at its option converted its shares of Series C Preferred Stock into 9,086,124 shares of our Common Stock, and on May 25, 2010, received a cash payment of $153,500 which is equal to the dividends accrued but unpaid through from January 1, 2010 to May 17, 2010.

For assistance in effecting the Erye Merger, 125,000 shares of our Common Stock (having an approximate value of $237,500) were issued to Fullbright Finance Limited (“Fullbright”). Fullbright, a corporation organized in the British Virgin Islands, was then a beneficial holder of more than 5% of our voting securities. The principal shareholders of Fullbright are Madam Zhang Jian (then an officer and director of CBH and an officer of Erye) and Shi Mingsheng (then an officer and director of CBH, a director of Erye and Chairman of Fullbright). In addition, in connection with the Erye Merger, an aggregate of 203,338 shares of our Common Stock (having an approximate value of $386,350) were issued to Fullbright. Mr. Shi is the majority shareholder, and Madam Zhang Jian is a significant shareholder, of Erye Economy and Trading Co. Ltd (“EET”), the holder of a 49% interest in Erye. Mr. Shi is currently an officer of Erye and a director of NeoStem. Madam Zhang Jian was formerly an executive officer of Erye and is currently an officer of Erye. On June 18, 2012, we entered into the Equity Purchase Agreement providing for the sale of our Erye Interest to EET and Fullbright (Fullbright subsequently assigning its rights under the Equity Purchase Agreement to its affiliate Highacheive Holdings Limited), described in the first paragraph of this “Certain Relationships and Related Party Transactions” section of this proxy statement.

As a result of the Erye Merger, we purchased a 51% interest in Erye, and EET owns the remaining 49% ownership interest. In connection with the Erye Merger, we and EET negotiated a revised joint venture agreement which governs our respective rights and obligations with respect to Erye. Pursuant to the terms and conditions of the October 2009 Erye Joint Venture Agreement, dividend distributions to EET and the Company's subsidiary are made in proportion to their respective ownership interests in Erye; provided, however, that for the three-year period commencing on the first day of the first fiscal quarter after the Joint Venture Agreement became effective distributions are made as follows: for undistributed profits generated subsequent to the acquisition date: (i) the 49% of undistributed profits (after tax) of the joint venture due EET are distributed to EET and lent back to Erye to help finance costs in connection with its construction of and relocation to a new facility (to be repaid gradually after construction is completed); and (ii) of the net profit (after tax) of the joint venture due the Company, 45% will be provided to Erye as part of the new facility construction fund and will be characterized as additional paid-in capital for the Company's 51% interest in Erye, and 6% will be distributed to the Company. For undistributed profits generated prior to the acquisition date: (i) the 49% of undistributed profits (after tax) of the joint venture due EET will be distributed to EET and lent back to Erye to help finance costs in connection with its construction of and relocation to a new facility (to be repaid gradually after construction is completed); and (ii) of the net profit (after tax) of the joint venture due the Company, 51% will be provided to Erye as part of the new facility construction fund and will be characterized as additional paid-in capital for the Company's 51% interest in Erye. It was contemplated by the Joint Venture Agreement that the construction would continue for three years. As such, 45% of the dividend we would be entitled to by reason of our 51% ownership would remain in Erye through 2012 to complete the construction while EET would loan back their dividend during the same period at a prevailing bank interest rate. Upon a liquidity event of Erye, as contemplated in the joint venture agreement, the Company will be entitled to the return of its dividend reinvestments to the extent of the proceeds generated by the liquidity event. Repayment of such loans from EET would occur gradually after the construction is completed. In January 2011, a dividend totaling approximately $13,671,100 based on earnings for Fiscal Year 2009 was declared and approximately $6,698,800 was distributed to EET and lent back to Erye and approximately $6,972,300 due the Company was reinvested and re-characterized as additional paid-in capital in the business. In April 2011, a dividend totaling $10,259,700 based on earnings for Fiscal Year 2010 was declared and approximately $5,027,300 was distributed to EET and lent back to Erye, and approximately $5,232,400 due the Company was reinvested and re-characterized as additional paid-in capital in the business. A 10% withholding tax was required on dividends payable to the Company. As a result, Erye withheld approximately $1,220,500 in taxes related to the Company's Fiscal Year 2009 and 2010 dividend amounts, and such amount has been paid to the local Chinese tax authorities as of December 31, 2011.

At December 31, 2011 and 2010, Erye owed EET, the 49% shareholder of Erye, approximately $20,862,700 and $8,301,400, respectively, which represents dividends paid and loaned back to Erye. At December 31, 2011 and 2010 the interest rate on this loan was 6.56% and 5.31%, respectively. In June 2011 Erye paid EET approximately $875,100 consisting of the net of the following: $1,115,000 of unpaid accrued interest at June 30, 2011, approximately $408,700 repayment of a non interest bearing loan due in 2011 and recovery of cash advances to EET of approximately $648,600. In December 2011 Erye paid EET approximately $125,100 of unpaid accrued interest with bank draft due in June 2012. In February 2010, Erye made an interest payment of approximately $198,500 to EET. At June 30, 2012 and December 31, 2011, Erye owed EET, the 49% shareholder of Erye, approximately $21,254,900 and $20,862,700, respectively, which represents dividends paid and loaned back to Erye. At June 30, 2012 and December 31, 2011 the interest rate on this loan was 6.31% and 6.56%, respectively. In June 2012 Erye paid EET approximately $374,200 of unpaid accrued interest.

EXECUTIVE COMPENSATION

Independent Compensation Consultant

The Compensation Committee retained an independent compensation consultant, MarksonHRC, LLC (“Markson”), to provide comparative data on compensation practices in our industry for executive officers, Board members and Board committee members. This included compensation review for our Chief Executive Officer, senior executive officers (including the named executive officers in the table below) and for our directors with no committee assignments, as well as members of each of our Audit, Compensation and Nominating and Governance Committees.  Their report for 2011 provided competitive benchmarks for base salaries, bonuses, equity, perquisites and benefits, their observations and their broad recommendations. Although the Compensation Committee considers Markson's advice and recommendations about our executive and director compensation program together with input from management, the Compensation Committee ultimately makes its own decisions about these matters. The Compensation Committee has again engaged Markson in connection with the Company's 2012 compensation.

2012 Option Program - Description
On April 26, 2012, the Compensation Committee of the Board of Directors adopted a program (the “2012 Option Program”) whereby each participating officer was issued on April 26, 2012, an option (the “Option”) to purchase that number of shares of Common Stock equal to that portion of the participating officer's gross salary (the “Participating Salary”) for the period May 1, 2012 - July 31, 2012 (the “Election Period”) elected by the participating officer divided by $.25, the Black-Scholes value of an Option issued under the 2012 Option Program. The Option, the issuance of which is in lieu of payment of the Participating Salary, vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. The per share exercise price is $.36, the closing price of the Common Stock on the date of the issuance of the Options. The gross Participating Salary for all Participating Officers is $181,309 and the total number of Options granted under the 2012 Option Program was 725,235. The Options were issued under the Company's 2009 Plan.

Summary Compensation Table

The following table sets forth certain summary compensation information with respect to NeoStem's Chief Executive Officer and NeoStem's two other most highly compensated executive officers, for services as executive officers for the last two fiscal years.

Name and Principal Function	Year	Salary		Bonus		Stock Awards	(1)	Option Awards	(1)	All Other Compensation		Total Compensation
Robin Smith	2011	$375,176	(2)	$330,000	(3)	—		$2,912,100	(4)	$30,496	(5)	$3,647,772
Chief Executive Officer	2010	$341,069		$382,024	(6)	—		—		$80,653	(7)	$803,746
Andrew L. Pecora	2011	$174,231	(8)	—		—		$688,741		—		$862,972
Chief Medical Officer and Director	2010	—		—		—		—		—		—
Robert Preti	2011	$300,808	(9)	—		—		$439,002		$6,359	(10)	$746,169
President and Chief Scientific Officer of PCT	2010	—		—		—		—		—		—

 __________________

(1)
Amounts shown under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 9 to the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's 2003 Equity Participation Plan or 2009 Equity Compensation Plan, with a per share price generally equal to the fair market value of a share of common stock on the date of grant.

(2)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Smith elected to receive an aggregate of $172,761 of her 2011 salary, and has continued in 2012 to receive a significant portion of her salary, in shares of Common Stock of the Company issued under our 2009 Equity Compensation Plan at the then-market price. Dr. Smith's Participating Salary in the 2012 Option Program is $100,656, her full gross salary for the Election Period.

(3)    In 2011, Dr. Smith elected to accept her entire bonus in shares of Common Stock of the Company.

(4)
Includes $722,900 attributable to the incremental compensation cost recognized for the acceleration of certain of Dr. Smith's stock options on April 4, 2011 in connection with an amendment to her employment agreement.

(5)	Consisted of (i) a car allowance of $12,000, (ii) approximately $15,946 paid by us on behalf of Dr. Smith for life and disability insurance, and (iii) approximately $2,550 for club membership dues.

(6)
Includes approximately $82,000 in a bonus payable upon achievement of a business milestone, which occurred in the first quarter of 2010, as part of an Additional Compensation Plan adopted by the Compensation Committee in October 2009.

(7)
Consisted of (i) a car allowance of $12,000, (ii) approximately $17,000 paid by us on behalf of Dr. Smith for life and disability insurance, (iii) approximately $15,500 for club membership dues, and (iv) approximately $36,150 in previously approved reimbursement for prior withholding associated with a stock grant to Dr. Smith in 2009.

(8)
As a result of the PCT Merger and Dr. Pecora's employment as Chief Medical Officer of PCT effective upon the PCT Merger, Dr. Pecora is considered to be an executive officer of the Company effective January 19, 2011. Salary reflected in this table is pursuant to an employment agreement effective on such date, as subsequently amended. Dr. Pecora's Participating Salary in the 2012 Option Program is $35,000, his full gross salary for the Election Period.

(9)
As a result of the PCT Merger and Dr. Preti's employment as President of PCT effective upon the PCT Merger, Dr. Preti is considered to be an executive officer of the Company effective January 19, 2011. Salary reflected in this table is pursuant to an employment agreement effective on such date. Dr. Preti's Participating Salary in the 2012 Option Program is $13,750.

(10)    This amount consists of PCT's contribution to Dr. Preti's 401(k).

NEOSTEM EMPLOYMENT AGREEMENTS AND EQUITY GRANTS

Employment Agreements

This section contains a description of the employment agreements NeoStem has (or had during the years ended December 31, 2010 and 2011) with the officers named in the Summary Compensation Table. All descriptions are qualified in their entirety by reference to such agreements. The descriptions to follow provide further information about the compensation that is shown in the Summary Compensation Table for these officers. They also give you information about payments that could be received by these officers under certain circumstances at such time as their employment with NeoStem ends, for example, certain severance arrangements.

Robin L. Smith - Chief Executive Officer and Chairman of the Board

On May 26, 2006, we entered into an employment agreement with Dr. Robin L. Smith, pursuant to which Dr. Smith serves as our Chief Executive Officer, which agreement has been subsequently amended from time to time. Under this agreement, as amended through July 29, 2009 (as so amended, the “Agreement”), Dr. Smith was employed through December 31, 2011 and as of September 27, 2009 was entitled to receive a base salary of $332,750 per year (increasing by 10% on each annual anniversary of September 27), an annual bonus determined by the Board of at least $275,000, and certain other perquisites including a car allowance, variable life insurance, and reimbursement for fees for a New York club to be used for business entertaining and meetings. Dr. Smith elects from time to time to receive her net salary (and bonus) in shares of the Company's common stock, pursuant to an arrangement approved by the Compensation Committee. Pursuant to an arrangement approved by the Compensation Committee, Dr. Smith elected to receive an aggregate of $172,761 of her 2011 salary, and has continued in 2012 to receive a significant portion of her salary, in shares of Common Stock of the Company issued under our 2009 Equity Compensation Plan at the then-market price. In 2011, Dr. Smith elected to accept her entire bonus in shares of Common Stock of the Company. Dr. Smith's Participating Salary in the 2012 Option Program is $100,656, her full gross salary for the Election Period. As of October 29, 2009, the Compensation Committee of the Board approved the reimbursement to Dr. Smith of premiums, up to $4,000 annually, for disability insurance covering Dr. Smith. We maintain key-man life insurance on Dr. Smith in the amount of $3,000,000.

On April 4, 2011, the Company entered into an amendment of the Agreement. Pursuant to the amendment, (i) the term of the Agreement was extended from December 31, 2011 to December 31, 2012; (ii) Dr. Smith will receive cash bonuses on October 1,

2011 and 2012 in the minimum amount of 110% of the prior year's bonus; (iii) a failure to renew the Agreement at the end of the term regardless of reason shall be treated as a termination by the Company without cause; (iv) the Company shall pay Dr. Smith her base salary and COBRA premiums (a) for one year in the event of a termination of the agreement by Dr. Smith for other than good reason and (b) during any period during which she is bound by non-competition, non-solicitation or similar covenants with the Company (such payments shall not be made during the time Dr. Smith is also receiving payments under (iii) or (iv)(a)); (v) Dr. Smith was granted an option to purchase 1,500,000 shares of Common Stock at a per share exercise price equal to the closing price of the Common Stock on the date of the amendment, vesting as to 500,000 shares on each of the date of grant, December 31, 2011 and December 31, 2012; (vi) all other unvested options held by Dr. Smith were immediately vested; (vii) any vested options previously or hereafter granted to Dr. Smith during the remainder of the term shall remain exercisable following termination of employment for the full option term until the expiration date; (viii) the Company agreed that, with the exception of the period of time during which Dr. Smith is a Company affiliate and for 90 days thereafter (during which time any shares owned by or issued to Dr. Smith will bear the Company's standard affiliate legend), the Company will not place legends on shares on Common Stock owned by Dr. Smith restricting the transfer of such shares so long as such shares are sold under an effective registration statement, pursuant to Rule 144 or are eligible for sale under Rule 144 without volume limitations; and (ix) if Dr. Smith ceases to be employed by the Company and for so long as she continues to own shares of Common Stock the sale of which would require that the current public information requirement of Rule 144 be met, the Company will use its reasonable best efforts to timely meet those requirements or obtain appropriate extensions or otherwise make available such information as is required. Except as set forth in the amendment, the Agreement remains unchanged.

In addition, upon our termination of Dr. Smith's employment without cause or by Dr. Smith with good reason, we are to pay Dr. Smith her base salary at the time of termination for the two-year period following such termination, made in 12 equal monthly installments beginning the date of termination, and Dr. Smith shall be entitled to: (i) a pro-rata bonus based on the annual bonus received for the prior year; (ii) COBRA payments for a two year period (as modified); and (iii) have all options which would have vested during the 12-month period following the date of termination, become fully vested. Upon termination for death or disability, Dr. Smith (or her estate) shall be entitled to family COBRA payments for the applicable coverage term.

Upon a change in control of our Company per the Agreement, options held by Dr. Smith shall be governed by the terms of applicable agreements and equity compensation plans, but in any event at least 75% of Dr. Smith's then unvested options shall become immediately vested and exercisable upon a change in control. Further, in the event Dr. Smith voluntarily terminates her employment without good reason following a change in control, Dr. Smith shall be entitled to: (i) a pro-rata bonus based on the annual bonus received for the prior year; and (ii) have all options which would have vested during the 12-month period following the date of termination, become fully vested.

Andrew Pecora - Chief Medical Officer and Director

On September 23, 2010, we entered into a four year employment agreement with Dr. Andrew Pecora (the “Pecora Employment Agreement”), pursuant to which Dr. Pecora serves as Chief Medical Officer of PCT. The Pecora Employment Agreement became effective on January 19, 2011 upon the closing of the PCT Merger (the “Commencement Date”). The Pecora Employment Agreement, provides for, among other things, (i) an annual base salary of $180,000 and (ii) an option to purchase 400,000 shares of NeoStem Common Stock under NeoStem's 2009 Equity Compensation Plan at a per share exercise price of $1.50, vesting as to 100,000 shares on each of the first, second, third and fourth annual anniversaries of the Commencement Date. The Pecora Employment Agreement further provides that upon Termination without Cause (as defined) or Resignation for Good Reason (as defined) Dr. Pecora will be entitled to continuation of his base salary for three (3) months in accordance with customary payroll practices in consideration for executing a release and a confidentiality, non-compete, non-solicitation and inventions assignment agreement and compliance therewith.

On August 17, 2011 (the “Effective Date”), we entered into a letter agreement with Dr. Pecora pursuant to which the Pecora Employment Agreement was amended to provide that: (a) his title was changed to also include Chief Medical Officer of NeoStem, Inc.; and (b) his annual salary was increased to $210,000. Dr. Pecora was also granted options to purchase an additional 500,000 shares of the Company's common stock under the 2009 Equity Plan at a per share exercise price of $0.71, vesting as to 100,000 shares on each of the first, second, third, fourth and fifth annual anniversaries of the Effective Date of the amendment. Other than as set forth therein, the Pecora Employment Agreement remained in full force and effect. Upon our acquisition of Amorcyte in October 2011, Dr. Pecora agreed to continue to serve as Chief Scientific Officer of Amorcyte for no additional compensation.

Effective April 11, 2012, we entered into a letter agreement with Dr. Pecora which provides that Dr. Pecora shall devote no less than two days per week to his duties as Chief Medical Officer of PCT and NeoStem, with a corresponding decrease in his annual salary to $140,000. Additionally, pursuant to this letter agreement, Dr. Pecora has agreed to accept his net salary through the issuance to him of shares of the Company's common stock at fair market value at the time of issuance; this is at his election determined on a quarterly basis and such shares shall be issued pursuant to the Company's 2009 Equity Compensation Plan. To date, Dr. Pecora has elected to receive shares of common stock in lieu of his salary for the second quarter of 2012. On April 26, 2012, Dr. Pecora elected in lieu of shares of Common Stock to participate in the Company's 2012 Option Program with a Participating Salary for the period equal to $35,000, his full gross salary for the Election Period.

Robert Preti - President of Progenitor Cell Therapy, LLC

On September 23, 2010 we entered into a four year employment agreement with Dr. Preti (the “Preti Employment Agreement”) which became effective on January 19, 2011, upon the closing of the PCT Merger (the “Commencement Date”). Pursuant to the Preti Employment Agreement, Dr. Preti serves as President of PCT. The Preti Employment Agreement provides for, among other things, (i) an initial annual base salary of $330,000, which was increased to $350,000 on January 19, 2012, and (ii) an option to purchase 400,000 shares of NeoStem Common Stock under the NeoStem, Inc. 2009 Equity Compensation Plan at a per share exercise price of $1.50, vesting as to 100,000 shares on each of the first, second, third and fourth annual anniversaries of the Commencement Date, and (iii) eligibility for cash bonuses as determined by the compensation committee of NeoStem's Board of Directors. The Preti Employment Agreement further provides that upon Termination without Cause (as defined) or Resignation for Good Reason (as defined), Dr. Preti will be entitled to certain post-termination benefits in consideration of executing a release and a confidentiality, non-compete, non-solicitation and inventions assignment agreement and compliance therewith, including (i) continuation of his base salary for up to twelve (12) months in accordance with customary payroll practices, (ii) reimbursement of COBRA healthcare premiums for up to twelve (12) months, and (iii) the accelerated vesting for all unvested option shares that would have vested during the twelve (12) months following termination of employment had Dr. Preti remained in the employ of PCT. The Preti Employment Agreement also gives PCT the option, in its sole discretion, to continue Dr. Preti's base salary for an additional twelve (12) months (for a total of twenty-four (24) months) in consideration for a twelve month extension of the non-competition restrictive covenants to which Dr. Preti is subject. Additionally, we maintain key-man life insurance on Dr. Preti in the amount of $3,000,000. On April 26, 2012, Dr. Preti elected to participate in the Company's 2012 Option Program with a Participating Salary equal to $13,750. An additional $20,000 of his annual salary is paid through elections on a quarterly basis through the issuance of shares of our Common Stock.

Indemnification Agreements

As of October 2, 2009, we entered into indemnification agreements with our Chief Executive Officer, Chief Financial Officer, General Counsel, certain other employees and each of its directors pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is our director, officer, employee, agent or fiduciary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table* sets forth information on option awards outstanding at December 31, 2011 for NeoStem's Named Executive Officers.

	Option Awards**
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Robin L. Smith	54,000	(1)(14)	—		—	$1.90	6/1/2016
	15,000	(2)	—		—	$1.90	12/4/2016
	55,000	(3)	—		—	$1.90	1/17/2017
	250,000	(4)	—		—	$1.90	9/26/2017
	120,000	(5)	—		—	$1.63	2/26/2018
	5,000	(6)	—		—	$1.13	10/30/2018
	100,000	(7)	—		—	$1.95	5/20/2019
	500,000	(8)	—		—	$1.71	7/6/2019
	750,000	(9)	—		—	$2.04	10/28/2019
	229,678	(10)	—		—	$1.90	10/28/2016
	200,000	(11)	—		—	$1.66	11/3/2019
	1,000,000	(12)	500,000	(12)	—	$1.74	4/3/2021
Andrew Pecora	—		400,000	(13)	—	$1.50	1/19/2021
	—		500,000	(14)	—	$0.71	8/16/2021
Robert Preti	—		400,000	(15)	—	$1.50	1/18/2021

 _______________

*
All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of August 31, 2006 and the one-for-ten reverse stock split effective as of August 9, 2007.

**	All option awards were made under and are governed by the terms of NeoStem's 2003 Equity Participation Plan or 2009 Equity Compensation Plan.

(1)
Consists of options granted to Dr. Smith pursuant to the terms of her employment agreement dated as of May 26, 2006, which vested as to an aggregate of 30,000 options on June 2, 2006, and as to 12,000 options on each of June 2, 2007 and June 2, 2008.

(2)
Consists of options granted to Dr. Smith by the Compensation Committee on December 5, 2006, which vested as to 10,000 options upon grant and as to 5,000 options on August 9, 2007 upon our Common Stock being listed for trading on the American Stock Exchange (now known as the NYSE MKT).

(3)
This option was granted to Dr. Smith in connection with her entering into an amendment to her employment agreement on January 26, 2007, and vested as to (i) 25,000 options upon the first closings in NeoStem's January 2007 private placement, (ii) 15,000 options on June 30, 2007 and (iii) 15,000 options on December 31, 2007.

(4)
Consists of options granted to Dr. Smith by the Compensation Committee September 27, 2007, which vested as to 150,000 options on the date of grant and as to 100,000 options upon consummation of the Erye Merger on October 30, 2009.

(5)
Consists of options granted to Dr. Smith by the Compensation Committee on February 27, 2008, which vested (i) as to 40,000 options on the date of grant, (ii) as to 30,000 options upon consummation of the Erye Merger on October 30, 2009, (iii) as to 30,000 options on September 2, 2008 upon the achievement of a business milestone, and (iv) as to 20,000 options on October 31, 2008 upon the achievement of a business milestone.

(6)	This option was granted to Dr. Smith by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.

(7)	This option was granted to Dr. Smith by the Compensation Committee on May 8, 2009 and was vested in its entirety on the date of grant.

(8)
This option was granted to Dr. Smith by the Compensation Committee on July 8, 2009 and vested as to 250,000 options on the date of grant and as to an additional 250,000 options upon consummation of the Erye Merger on October 30, 2009.

(9)
An option was granted to Dr. Smith by the Compensation Committee effective October 29, 2009 upon approval of the Erye Merger and the increase in shares under the 2009 Equity Compensation Plan consisting of an aggregate of 750,000 option shares, and was scheduled to vest as to 250,000 upon the achievement of a specific business milestone, 250,000 on July 8, 2010 and 250,000 on July 8, 2011. On July 7, 2010, the Compensation Committee accelerated the vesting of the 250,000 options originally scheduled to vest upon achievement of a business milestone and the 250,000 options originally scheduled to vest on July 8, 2011. As a result, as of July 8, 2010, this option was fully vested.

(10)	This option was granted to Dr. Smith by the Compensation Committee as Discretionary Options on October 30, 2009 and was vested in its entirety on the date of grant.

(11)
This option was granted to Dr. Smith by the Compensation Committee on November 4, 2009 and originally scheduled to vest as to one-third of option shares on each one year anniversary of the date of grant. Pursuant to Dr. Smith's April 4, 2011 Employment Agreement amendment, the vesting of this option was accelerated and as of that date the option was fully vested.

(12)
Consists of options granted to Dr. Smith pursuant to the terms of her April 4, 2011 Employment Agreement Amendment which vested as to 500,000 shares on each of the date of grant and December 31, 2011 and is scheduled to vest as to 500,000 shares on December 31, 2012.

(13)
Consists of options granted to Dr. Pecora pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011 upon the closing of the PCT Merger, which are scheduled to vest as to 100,000 shares on each of the first, second, third and fourth one year anniversaries of the effective date of his employment agreement.

(14)
This option was granted to Dr. Pecora in connection with his entering into an amendment to his employment agreement on August 17, 2011 and is scheduled to vest as to 100,000 shares on each of the first, second, third, fourth and fifth one year anniversaries of the effective date of the amendment.

(15)
Consists of options granted to Dr. Preti pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011 upon the closing of the PCT Merger, which are scheduled to vest as to 100,000 shares on each of the first, second, third and fourth one year anniversaries of the effective date of his employment agreement.

NEOSTEM DIRECTOR COMPENSATION

General Information

Directors who are employees of NeoStem or its wholly-owned subsidiaries do not receive additional cash compensation for serving as directors. NeoStem's non-employee directors are reimbursed for out-of-pocket travel expenses incurred in their capacity as NeoStem directors. Pursuant to NeoStem's 2003 Equity Participation Plan, its 2009 Equity Compensation Plan and its 2009 Non-U.S. Based Equity Compensation Plan, all directors (including independent directors) are eligible to receive equity awards. There were no option awards granted during 2011 to NeoStem's directors, other than as reflected in the Summary Compensation Table or as reflected below. There were no stock awards granted during 2011 to any of NeoStem's directors.

The following table sets forth information on all compensation to NeoStem's directors (other than as reflected in the Summary Compensation Table) for the year ended December 31, 2011.

Name		Year	Fees Earned or Paid in Cash	Option Awards	(1)	Total Compensation
Richard Berman	(2)	2011	$60,000	—		$60,000
Steven S. Myers	(3)	2011	$60,000	—		$60,000
Drew Bernstein	(4)	2011	$60,000	—		$60,000
Edward C. Geehr, M.D.	(5)	2011	$60,000	$112,922	(6)	$172,922
Eric Wei	(7)	2011	$60,000	—		$60,000
Shi Mingsheng	(8)	2011	$60,000	—		$60,000
Martyn Greenacre	(9)	2011	$—	—		$—

____________

(1)
Amounts shown under “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 9 to the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's 2003 Equity Participation Plan, 2009 Equity Compensation Plan or 2009 Non-U.S. Equity Compensation Plan, with a per share price generally equal to the fair market value of a share of common stock on the date of grant.

(2)	At December 31, 2011, Mr. Berman had options to purchase 349,387 shares of NeoStem Common Stock outstanding, 282,721 of which were vested.

(3)
At December 31, 2011, Mr. Myers had options to purchase 349,387 shares of NeoStem Common Stock outstanding, 282,721 of which were vested. At December 31, 2011, Mr. Myers had a total of 175,000 shares in stock awards outstanding, all of which were vested.

(4)	At December 31, 2011, Mr. Bernstein had options to purchase 400,000 shares of NeoStem Common Stock outstanding, 333,334 of which were vested.

(5)	At December 31, 2011, Dr. Geehr had options to purchase 265,000 shares of NeoStem Common Stock outstanding, 215,000 of which were vested.

(6)
On March 8, 2011, the Company entered into a consulting agreement with Acute Care Partners of which Dr. Geehr is the sole shareholder. As compensation for services, Acute Care Partners was granted the option to purchase 115,000 shares of the Company's Common Stock (at a per share exercise price equal to the closing price on the date of the agreement), vesting monthly over the four month term of the agreement, and as to which all were vested as of December 31, 2011.

(7)	At December 31, 2011, Mr. Wei had options to purchase 150,000 shares of NeoStem Common Stock outstanding, 100,000 of which were vested. At Mr. Wei's direction, his cash fees have been paid to RimAsia.

(8)
Mr. Shi did not participate in the equity portion of the 2009 Board of Directors Compensation Plan. At December 31, 2011, Mr. Shi had options to purchase 400,000 shares of NeoStem Common Stock, 300,000 of which were vested. An additional

100,000 options vested in January 2012 upon achievement of a specified milestone.

(9)	Mr. Greenacre joined the Board on December 8, 2011. Mr. Greenacre's compensation as a Board member commenced under the 2012 Board of Directors Compensation Plan.

On November 4, 2009, the Compensation Committee of NeoStem's Board of Directors approved a compensation plan for the Board of Directors (the “2009 Board of Directors Compensation Plan”). The 2009 Board of Directors Compensation Plan provided that each Board member was authorized to receive options to purchase 150,000 shares of our common stock for his or her service as a Board member. These options vest as to 50,000 shares on each of the first, second and third anniversaries of the date of grant. The 2009 Board of Directors Compensation Plan further provided that Chairs of the Board, Chairs of a Board Committee and members of the Board of Directors of any of NeoStem's subsidiaries were authorized to receive options to purchase 50,000 shares of Common Stock for his or her service as a Chair of the Board or a Committee of the Board or as a member of the Board of any of our subsidiaries. These options vest as to 16,667 shares of our common stock on each of the first and second anniversary of the date of grant and as to the remaining 16,666 shares of our common stock on the third anniversary of the date of grant. In each case, the exercise price of options authorized pursuant to the 2009 Board of Directors Compensation Plan is equal to the closing price of a share of our common stock on the date of grant. One of our directors, Mr. Shi, did not participate in the equity portion of the 2009 Board of Directors Compensation Plan. Under the Board of Directors Compensation Plan, commencing January 1, 2010, directors who are not employees of NeoStem, Inc. or its wholly owned subsidiaries were also entitled to quarterly cash fees equal to $15,000, payable in arrears.

On January 4, 2012 the Compensation Committee, after consultation with the Board, adopted the NeoStem 2012 Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”), which provides that each Board member who is not an employee of NeoStem or one of its wholly-owned subsidiaries shall be authorized to receive, in such Board member's sole discretion, either (i) options to purchase 120,000 shares of the Company's common stock; or (ii) a stock award of 120,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Board member. These options and shares shall vest fully on the date of grant. The Board of Directors Compensation Plan further provides that the Chair of each Board Committee who is not an employee of the Company or any of its wholly-owned subsidiaries shall be authorized to additionally receive, in such Committee Chair's sole discretion, either (i) options to purchase 50,000 shares of our Common Stock; or (ii) a stock award of 50,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Committee Chair. These options and shares shall vest fully on the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan shall be equal to the closing price of a share of our Common Stock on the date of grant. The foregoing shall be issued on January 4th of each year during the term of the Board of Directors Compensation Plan, commencing January 4, 2012. Directors who are not employees of NeoStem or its wholly-owned subsidiaries are also entitled to cash fees equal to $7,500 per calendar quarter commencing with the quarterly period ending March 31, 2012. Notwithstanding the foregoing, the Compensation Committee shall have the discretion to renew or adjust, as appropriate, this Board of Directors Compensation Plan at the end of each calendar year, including with respect to whether to continue offering the choice under such plan between options and stock. In accordance with the above, on January 4, 2012 the Company issued an aggregate of 410,000 options to purchase shares of our Common Stock at a per share exercise price of $0.52 and 580,000 shares of our Common Stock (120,000 of which were granted under the Company's 2009 Non-U.S. Plan).

STOCKHOLDER PROPOSALS FOR 2013

Any proposal intended to be presented by a stockholder at the annual meeting of NeoStem stockholders to be held in 2013 must have been received by NeoStem at NeoStem's principal executive offices, 420 Lexington Avenue, Suite 350, New York, New York 10170 no later than the close of business on May 10, 2013 to be considered for inclusion in the proxy statement for the annual meeting, and must be received no later than July 24, 2013 in order for the proposal to be considered timely for consideration at the 2013 annual meeting (but not included in the proxy statement for such meeting).  You are also advised to review the Company's By-Laws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

OTHER MATTERS

At the date of this proxy statement, our Board of Directors knows of no matters, other than as set forth herein, to be submitted at the Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board of Directors may recommend.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to Secretary at NeoStem, Inc., 420 Lexington Avenue, Suite 350, NY, NY 10170; telephone: (212)584-4180. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our Proxy Statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

ANNUAL REPORT ON FORM 10-K

On March 20, 2012, we filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2011, as amended by Amendment No. 1 to Form 10-K on Form 10-K/A filed with the SEC on April 30, 2012 (the “Annual Report”). A copy of the Annual Report, together with a copy of our Current Report on Form 8-K filed August 15, 2012 which update portions of the Annual Report, are enclosed herewith. Upon written request to the Company, the exhibits set forth on the exhibit index of the Annual Report may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

INFORMATION ON NEOSTEM'S WEB SITE

Information on NeoStem's website or the website of any subsidiary or affiliate of NeoStem is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

BY ORDER OF THE BOARD OF DIRECTORS

Robin L. Smith, M.D.
Chief Executive Officer and Chairman of the Board

APPENDIX A
NEOSTEM, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose. The purpose of the NeoStem, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is to promote the interest of NeoStem, Inc., a Delaware corporation (the “Company”) and its stockholders by providing employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. By encouraging stock ownership, the Company seeks to attract, retain and motivate employees and to encourage them to devote their best efforts to the business and financial success of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that section of the Code.
2.    Definitions. For purposes of the Plan, the following capitalized terms shall have the following meanings:
2.1    “Account” means an account referred to in Section 6.2 of the Plan.
2.1    “Board of Directors” or “Board” means the Board of Directors of the Company.
2.2    “Code” means the Internal Revenue Code of 1986, as amended.
2.3    “Committee” means the Compensation Committee of the Board of Directors, or such other committee of members of the Board appointed by the Board, authorized under Section 14 to administer the Plan and to perform the functions assigned to the Committee under the Plan.
2.4    “Common Stock” means the common stock, $0.001 par value, of the Company.
2.5    “Company” means NeoStem, Inc.
2.6    “Compensation” means, for any pay period, the gross cash compensation payable to an Employee for such period, including base salary, commissions, bonuses and incentive payments, but excluding severance and non-cash compensation. Any pre-tax contributions made to a Company 401(k) plan or “cafeteria plan” pursuant to Section 125 of the Code shall be treated as Compensation for purposes of the Plan.
2.7    “Designated Subsidiary” means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
2.8    “Employee” means any individual who is an employee of the Employer; provided, however, Employees who have been employed less than ninety days by the Employer, Employees whose customary employment with the Employer is twenty (20) hours or less per week, and Employees whose customary employment with the Employer is for not more than five (5) months in any calendar year shall not be deemed Employees for the purposes of this Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
2.9    “Employer” means the Company and any Designated Subsidiary.
2.9    “Enrollment Date” means the first Trading Day of each Offering Period.
2.10    “Exercise Date” means the last Trading Day of each Offering Period.
2.11    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
2.11.1    If the principal market for the Common Stock is the New York Stock Exchange, The NASDAQ Global Market, the NYSE MKT or another national securities exchange (an “Exchange”), then the “Fair Market Value” as of that date shall be the closing price of a share of Common Stock on the Exchange on such date or, if no closing price is reported on such date, the closing price of a share of Common Stock on the nearest preceding date on which the Exchange is open for trading.

2.11.2    If the principal market for the Common Stock is not an Exchange, but the Common Stock is traded on an over-the-counter, bulletin board or comparable service, then the “Fair Market Value” as of that date shall be the closing price of a share of Common Stock for such day as reported by such service, or if no closing price is reported on such date, the closing price of a share of Common Stock on the nearest preceding date on which trades occurred.
2.11.3    If paragraphs 2.11.1 and 2.11.2 above are inapplicable, then the “Fair Market Value” of the Common Stock shall be as determined in good faith by the Committee.
2.12    “Highly Compensated Employee” has the same meaning as the term is used in Section 414(q) of the Code.
2.13    “Offering Periods” means the period of approximately six (6) months during which an Option shall be granted and may be exercised pursuant to the Plan, commencing on the first Trading Day on or after January 1st and July 1st of each year and terminating on the last Trading Day before the commencement of the next Offering Period. Subject to the approval of the Plan by the stockholders of the Company, the first Offering Period shall commence on January 1, 2013 and continue until June 30, 2013. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.
2.15    “Option” means an Option to purchase shares of Common Stock under the Plan, as set forth in Section 7 of the Plan.
2.16    “Participant” means an eligible employee who becomes a participant of the Plan in accordance with Section 5.1 of the Plan.
2.14    “Plan” means this NeoStem, Inc. 2012 Employee Stock Purchase Plan.
2.15    “Purchase Price” for each Offering Period means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period or on the Exercise Date of such Offering Period, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.
2.16    “Reserves” means the number of shares of Common Stock covered by each Option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under Option.
2.17     “Subsidiary” has the meaning set forth for “subsidiary corporation” in Section 424(f) of the Code, whereby a Subsidiary means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.18    “Trading Day” means a day on which the NYSE MKT is open for trading.
3.    Eligibility.
3.1    Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.
3.2    Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option under the Plan: (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock of the Company and/or hold outstanding Options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company or of any Subsidiary; (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time; or (iii) if he or she has received a hardship withdrawal from the Company's 401(k) plan within the preceding six (6) months.
4.    Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing and ending as set forth in Section 2.13, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods

(including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.    Participation.
5.1    An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.
5.2    Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date (provided that the Company has received the Participant's Subscription Agreement) and shall end on the last payroll in the Offering Period to which such Subscription Agreement is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
6.    Payroll Deductions.
6.1    At the time a Participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount equal to any whole percentage (not exceeding fifteen percent (15%)) of the Compensation that he or she receives on each payday during the Offering Period.
6.2    All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into such Account. Accounts shall be mere bookkeeping entries on the Company's books and records. Amounts credited to Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest or other earnings shall be paid or credited with respect to payroll deductions or any amounts accumulated in or credited to a Participant's Account.
6.3    A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new Subscription Agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new Subscription Agreement. A Participant's Subscription Agreement shall remain in effect for successive Offering Periods unless a new Subscription Agreement is filed by the Participant prior to the commencement of such Offering Period or the then existing Subscription Agreement is terminated as provided in Section 10 hereof.
6.4    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.
6.5    At the time the Option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's Compensation or other remuneration payable to the Participant the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
7.    Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Participant's Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.2 and 13 hereof. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's Account which are not sufficient to purchase a full share shall be retained in the Participant's Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Exercise of the Option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.
8.    Exercise of Option.

8.1    Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her Option with respect to an Offering Period shall be exercised automatically on the Exercise Date of such Offering Period, and the maximum number of full shares subject to Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her Account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's Account which are not sufficient to purchase a full share shall be retained in the Participant's Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant's Account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's Option to purchase shares hereunder is exercisable only by him or her.
8.2    If the Board or the Committee determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed: (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period; or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion: (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants, and continue all Offering Periods then in effect; or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Enrollment Date.
9.    Delivery. Shares purchased under the Plan by a Participant will be credited to and held under a stock purchase account in the Participant's name maintained by such brokerage or other third-party firm as is designated by the Committee. Any and all stock dividends with respect to shares of Common Stock credited to a Participant's stock purchase account shall be paid directly to each Participant. A Participant may, by notice to the Company's applicable human resources location (or such other designee as established by the Committee) elect to have such cash dividends reinvested in shares of Common Stock. Any shares purchased with such dividend proceeds shall be purchased on the open market by such brokerage firm on the Participant's behalf (subject to applicable Company policies) and such shares shall not count in determining the maximum number of shares of Common Stock available for issuance under the Plan under Section 13, nor shall such shares count against the maximum number of shares that may be purchased by a Participant under Section 8. Subject to such restrictions, limitations and procedures as may be prescribed by the Committee, a Participant may withdraw shares in his or her stock purchase account from time to time. As soon as administratively practicable following termination of participation pursuant to Section 11, all shares credited to the Participant's stock purchase account shall be delivered to the Participant (or to the Participant's beneficiary or estate in the event of Participant's death), except to the extent that the Participant (or the Participant's beneficiary or estate in the event of Participant's death) elects to have such stock purchase account paid in cash.
10.    Withdrawal.
10.1    A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account and not yet used to exercise his or her Option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan or in such other manner prescribed by the Committee. All of the Participant's payroll deductions credited to his or her Account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period by such Participant. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Subscription Agreement.
10.2    A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
11.    Termination of Employment. Upon a Participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant's Option shall be automatically terminated.
12.    Interest. No interest or other earnings shall accrue on the payroll deductions of a Participant in the Plan.

13.    Stock.
13.1    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 5,000,000 shares.
13.2    A Participant shall have no ownership interest or voting right in shares covered by his or her Option until such Option has been exercised and the shares purchased as a result thereof have been delivered.
13.3    Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse jointly with the right or survivorship.
14.    Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. The Committee may retain the services of an outside firm to serve as its agent in administering the Plan on a day-to-day basis. No member of the Board or the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Board or the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.
15.    Designation of Beneficiary.
15.1    A Participant, in its Subscription Agreement, may designate a beneficiary who is to receive any shares and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
15.2    Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16.    Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
18.    Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
19.1    Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
19.2    Dissolution or Liquidation. Unless provided otherwise by the Board, in the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall terminate immediately prior to the consummation of such proposed dissolution or liquidation and a cash amount shall be paid to each Participant that is equal to the amount of his or her Account.
19.3    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Board may terminate any Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.    Amendment or Termination.
20.1    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.
20.2    Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable which are consistent with the Plan.
20.3    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
20.3.1    Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
20.3.2    Shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
20.3.3    Allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.
21.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22.    Term of Plan. The Plan shall become effective on January 1, 2013, subject to approval of the Plan by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.
23.    No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.
24.    No Effect Upon Benefits. Neither the grant nor the exercise of any Option hereunder will affect the benefits under any benefit plan of the Employer, and no amount or benefit granted or received hereunder shall be considered compensation for any purposes of any other benefit plan or program of the Employer.
25.    Trading Policy Restrictions. Option exercises under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company.
26.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
27.    Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423. This Section 27 shall take precedence over all other provisions in the Plan.
28.    Governing Law. Without regard to conflict of law principles, the laws of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

Exhibit A
NeoStem, Inc.
2012 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
Original Application Enrollment Date: ______________
__________ Change in Payroll Deduction Rate
__________ Change of Beneficiary(ies)

1.
I hereby elect to participate in the NeoStem, Inc. 2012 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount of ____% of my covered cash Compensation on each payday (FROM 1 TO 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.
I understand that these payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan and that all of my payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. I understand that no interest or other earnings will accrue on my payroll deductions.

4.	I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my Option.

5.
I have received and read the Prospectus for the Plan and am subscribing for the purchase shares of the Company's Common Stock after having considered the risks associated with an investment in such Common Stock. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

6.	I understand that my ability to exercise the Option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

7.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):_______________________.

8.
I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the amount I received in such disposition over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of: (l) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares; or (2) the excess of the fair market value of the shares at the time the Enrollment Date (the first day of the Offering Period during which I purchased such shares) over the purchase price which I paid for the shares. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

9.
I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

10.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:
NAME: (Please print)
________________________________________________
(First) (Middle) (Last)
Relationship ______________________________________
Address:    ____________________________________
____________________________________

Employee's Social Security Number: _______________________________
Employee's Address:
_________________________________
_________________________________
_________________________________
I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.
Dated: ________________             ____________________________________
Signature of Employee
Dated: ________________             ____________________________________
Spouse's Signature
(If beneficiary is other than spouse)

Exhibit B
NEOSTEM, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned Participant in the Offering Period of the NeoStem, Inc. 2012 Employee Stock Purchase Plan which began on __________, 201_ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her Option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.
Name and Address of Participant:

________________________________    Dated: __________________________
Signature

APPENDIX B

AMENDED AND RESTATED
NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN
(as amended and restated as of October 5, 2012)

1.           Purposes of the Plan.  The purposes of this Amended and Restated NeoStem, Inc. 2009 Equity Compensation Plan (as amended and restated as of October 5, 2012), subject to stockholder approval at the 2012 annual meeting of stockholders on October 5, 2012 (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Awards, Unrestricted Shares and Stock Appreciation Rights may also be granted under the Plan. Effective October 5, 2012 (the “Merger Date”), the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “non-U.S. Plan”) was merged with and into the Plan. All options and awards outstanding under the non-U.S. Plan as of the Merger Date shall continue to be outstanding in accordance with and subject to the terms of this Plan and the terms and conditions of the applicable grant or award agreements. For purposes of such grant or award agreements, any and all references to the non-U.S. Plan shall be deemed to be references to this Plan.

2.           Definitions.  As used herein, the following definitions shall apply:

“Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Award, a Stock Appreciation Right and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause”, with respect to any Service Provider, means (unless otherwise determined by the Administrator) such Service Provider's (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Service Provider's duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Service Provider's work performance; or (vi) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company, all as reasonably determined by the Committee, which determination will be conclusive.  Notwithstanding the foregoing, if a Service Provider and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement, advisory agreement or other similar agreement that specifically defines “cause,” then with respect to such Service Provider, “Cause” shall have the meaning defined in that employment agreement, consulting agreement, advisory agreement or other agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

1	By action of the Administrator on December 15, 2010, all options granted to consultants shall carry a term of three years unless otherwise expressly provided in the applicable Grant Agreement.

“Company” means Neostem, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or any Parent or Subsidiary.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor.  For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan.  Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE Amex, Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, or any successor to any of them, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation, Yahoo! Finance;

(ii)           if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation Yahoo! Finance; or

(iii)           if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Grant Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option or Stock Appreciation Right grant.  Each Grant Agreement shall be subject to the terms and conditions of the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant, Stock Award grant or grant of Unrestricted Shares or Stock Appreciation Rights.  The Notice of Grant applicable to Stock Options or Stock Appreciation Rights shall be part of the Grant Agreement.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, Restricted Stock, a Stock Award, Unrestricted Shares or a Stock Appreciation Right granted or issued pursuant to the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 33,950,000 Shares, all of which may be issued in respect of Incentive Stock Options.  The Shares may be authorized but unissued, or reacquired, shares of Common Stock.  The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under the Plan during any calendar year is 4,000,000 Shares. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. All options and awards granted or awarded under the non-U.S. Plan on or prior to the Merger Date shall be treated as having been granted or awarded under this Plan for purposes of determining the number of Shares available for issuance under this Plan in accordance with this Section 3.

4.           Administration of the Plan.

(a)       Appointment.  The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board and shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code.  The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising; by resignation, death, removal, or otherwise.  Meetings shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b)      Powers of the Administrator.  The Administrator shall have the authority, in its discretion:

(i)              to determine the Fair Market Value of Shares;

(ii)             to select the Service Providers to whom Options, Stock Awards, Unrestricted Shares and/or Stock Appreciation Rights may be granted hereunder;

(iii)            to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)            to approve forms of agreement for use under the Plan;

(v)             to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)            to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)          to modify or amend each Award (subject to Section 19(c) of the Plan), including the discretionary authority to extend, subject to the terms of the Plan, the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in a Grant Agreement and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised;

(ix)             to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Right, upon vesting of a Stock Award, or upon the grant of Unrestricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)             to reduce the exercise price of any Option or Stock Appreciation Right;

(xi)            to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)       Effect of Administrator's Decision.  The Administrator's decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock.  None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

(d)       Delegation of Grant Authority.  Notwithstanding any other provision in the Plan, the Board may authorize the Company's Chief Executive Officer or another executive officer of the Company or a committee of such officers (“Authorized Officers”) to grant Options under the Plan; provided, however, that in no event shall the Authorized Officers be permitted to grant Options to (i) any Director, (ii) any person who is identified by the Company as an executive officer of the Company or who is subject to the restrictions imposed under Section 16 of the Exchange Act, (iii) any person who is not an employee of the Company or any Subsidiary, or (iv) such other person or persons as may be designated from time to time by the Board.  If such authority is provided by the Board, the Board shall establish and adopt written guidelines setting forth the maximum number of shares for which the Authorized Officers may grant Options to any individual during a specified period of time and such other terms and conditions as the Board deems appropriate for such grants.  Such guidelines may be amended by the Board prospectively at any time.  Subject to the foregoing, the Authorized Officers shall have the same authority as the Administrator under this Section 4 with respect to the grant of Options under the Plan.

5.           Eligibility.  Nonstatutory Stock Options, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.           Limitations.

(a)         Each Option shall be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.  In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary.  For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)         Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

7.           Term of the Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.           Term of Options.  Unless otherwise provided in the applicable Grant Agreement, the term of each Option granted to anyone other than a Consultant shall be ten (10) years from the date of grant and the term of each Option granted to any Consultant shall be five (5) years from the date of grant.  In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.

9.           Option Exercise Price; Exercisability.

(a)         Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)         In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or

(B)          granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)         In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator; provided, however, that in the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price of a Nonstatutory Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant, as determined by the Administrator in good faith.

(iii)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction.

(b)         Exercise Period and Conditions.  At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)         Reload Options.  The Administrator may grant Options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 10(f)) or by having  the  Company reduce the number of shares otherwise issuable to an Optionee (as provided for in Section 10(f)) (a “Net Exercise”).  The Grant Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the exercise price in shares of Common  Stock or in the event of a Net Exercise, a reload stock option (the “Reload Option”) to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common  Stock used to exercise the Option (or not issued in the case of a Net Exercise), and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option.  The  terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following  exceptions: (i) the exercise price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a 10% Stockholder, shall be one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option, and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a 10% Stockholder or is a Nonstatutory Stock Option, shall be the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option.  The Reload Option shall be evidenced by an appropriate amendment to the Grant Agreement for the Option which gave rise to the Reload Option.  In the event the exercise  price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

10.           Exercise of Options; Consideration.

(a)         Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Grant Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and Section 10(f) of the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)         Termination of Relationship as a Service Provider.  Unless otherwise specified in the Grant Agreement or provided by the Administrator, if an Optionee ceases to be a Service Provider, other than as a result of (x) the Optionee's death or Disability, or (y) termination of such Optionee's employment or relationship with the Company with Cause, or (z) the Optionee's voluntary termination of employment other than as a result of retirement, the Optionee may exercise his or her Option for up to ninety (90) days following the date on which the Optionee ceases to be a Service Provider to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the date that the Optionee ceases to be a Service Provider the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.  An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Subsidiary be considered a termination of employment; however, if an Optionee holding Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c)         Disability of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option, to the extent the Option is vested on the date that the Optionee ceases to be a Service Provider, up until the one-year anniversary of the date on which the Optionee ceases to be a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the Optionee ceases to be a Service Provider, the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)         Death of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee dies while a Service Provider, the Option may be exercised, to the extent that the Option is vested on the date of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance up until the one-year anniversary of the Optionee's death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Option is not so exercised in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)         Termination for Cause or Voluntary Termination. If a Service Provider's relationship with the Company is terminated for Cause, or if a Service Provider voluntarily terminates his or her relationship with the Company other than as a result of retirement, then, unless otherwise provided in such Service Provider's Grant Agreement or by the Administrator, such Service Provider shall have no right to exercise any of such Service Provider's Options at any time on or after the effective date of such termination.

(f)         Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)          cash;

(ii)         check;

(iii)        other Shares which (A) in the case of Shares acquired upon exercise of an option at a time when the Company is subject to Section 16(b) of the Exchange Act, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)        consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)         a reduction in the number of Shares otherwise issuable by a number of Shares having a Fair Market Value equal to the exercise price of the Option being exercised;

(vi)        any combination of the foregoing methods of payment; or

(vii)       such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.           Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant.  Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual.  The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a)  At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award.  The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives.  None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant.  The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the

Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)  Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares.  All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d)  Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee voluntarily terminates employment with the Company or its subsidiaries or resigns or voluntarily terminates his consultancy or advisory arrangement or directorship with the Company or its subsidiaries, or if the Stock Awardee's employment or the consultant's or advisor's consultancy or advisory arrangement or directorship is terminated for Cause, in each case prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares.  Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.  If the Stock Awardee's employment, consultancy or advisory arrangement or directorship terminates for any other reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.

(e)  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee's request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

(f)  Prior to the delivery of any shares of Common Stock in connection with a Stock Award under this Section 11, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with a Stock Award, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

12.           Restricted Stock Units.  The Committee may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Committee sets forth in a Stock Award Agreement evidencing such grant.  “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Committee at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law).  Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested.  To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Committee.

Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee's employment or service with the Company or its Subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

13.           Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)  The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

(c)  Prior to the delivery of any Unrestricted Shares, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of Unrestricted Shares otherwise deliverable, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

14.           Stock Appreciation Rights.  A Stock Appreciation Right may be granted by the Committee either alone, in addition to, or in tandem with other Awards granted under the Plan.  Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)  Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Committee.

(b)  The Award Date (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Committee, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted.  The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider.  The term of each Stock Appreciation Right shall be determined by the Committee, but shall not exceed ten years from the date of grant.  Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Committee.  Unless otherwise specified by the Committee, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

(c)  A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Committee.  As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

(d)  A Stock Appreciation Right shall be exercisable for Shares only.  The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(i)  the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the “appreciation per Share” shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(ii)  the Fair Market Value of a Share on the exercise date.

15.           Non-Transferability.  Unless determined otherwise by the Administrator, an Option or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option or Stock Appreciation Right transferable, such Option or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Grant Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.  During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.           Adjustments Upon Changes in Capitalization; Change in Control Provisions.

(a)         Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Appreciation Right and Stock Award, the number of Shares of Restricted Stock outstanding and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights or Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into sub-shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock then subject to outstanding Options and Stock Appreciation Rights.

(b)     Change in Control Provisions.

(i)    Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:
(1)    All outstanding Options and Stock Appreciation Rights of such Participant, if any, granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety.

(2)    All unvested Stock Awards, Restricted Stock Units, restricted stock, performance-based Awards, and other Awards shall become fully vested upon a Change in Control, including without limitation, the following: (i) the restrictions to which any shares of restricted stock of a Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control, and (ii) the conditions required for vesting of any unvested performance-based Awards shall be deemed to be satisfied upon such Change in Control.

(ii)    Change in Control. A “Change in Control” shall mean the occurrence of any of the following:
(1)    any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company's then outstanding securities;

(2)    the merger, consolidation or other business combination of the Company (a “Transaction”), other than (A) a Transaction involving only the Company and one or more of its subsidiaries, or (B) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (1) above) becomes the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;

(3)    during any period of two (2) consecutive years beginning on or after the date of the approval of this Amended and Restated Plan by the stockholders (i.e., October 5, 2012) (the “Effective Date”), the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

(4)    the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

17.           Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option.  Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18.           Date of Grant.  The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.           Amendment and Termination of the Plan.

(a)         Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)         Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)         Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the Administrator, which agreement must be in writing and signed by the grantee and the Company.  Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.           Conditions Upon Issuance of Shares.

(a)         Legal Compliance.  Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations.  As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)         Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

(d)         Trading Policy Restrictions.  Option and or Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21.           Performance Goals.  The Administrator, in its discretion, shall in the case of Awards (including, in particular, Awards other than Options and Stock Appreciation Rights) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance

Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the grant of a Stock Award intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, the Administrator shall have certified that any applicable Performance Goals, and other material terms of the Stock Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 21 may be established by the Administrator with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

22.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.           Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.  Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 23 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 23.

24.           Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to an Employee or other Service Provider any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

25.           Governing Law.  This Plan shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.

EXHIBIT A
PERFORMANCE CRITERIA
Performance Based Grants intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Administrator and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Administrator. Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.
“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

•	pre-tax income,

•	after-tax income,

•	net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

•	operating income or profit,

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

•	earnings per share (basic or diluted),

•	return on equity,

•	returns on sales or revenues,

•	return on invested capital or assets (gross or net),

•	cash, funds or earnings available for distribution,

•	appreciation in the fair market value of the Common Stock,

•	operating expenses,

•	implementation or completion of critical projects or processes,

•	return on investment,

•	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

•	net earnings growth,

•	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an Award and during the applicable period),

•	related return ratios,

•	increase in revenues,

•	net earnings,

•	changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock,

•	number of securities sold,

•	earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company's financial reports for the applicable period,

•
total revenue growth (meaning the increase in total revenues after the date of grant of an Award and during the applicable period, as reflected in the Company's financial reports for the applicable period),

•	economic value created,

•	operating margin or profit margin,

•	Share price or total shareholder return,

•	cost targets, reductions and savings, productivity and efficiencies,

•
strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

•
objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

•	any combination of, or a specified increase or improvement in, any of the foregoing.
Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the

Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator.
The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).
Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.
To the extent permitted by Section 162(m) of the Code, unless the Administrator provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

APPENDIX C

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NEOSTEM, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, NeoStem, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is NeoStem, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Corniche Group Incorporated by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on September 28, 1995. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on July 24, 2003. The name of the Corporation was changed to NeoStem, Inc. by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 29, 2006.

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Article FOURTH is hereby amended by adding a Section F which reads as follows:

“F. 1. Effective upon the filing of the appropriate Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [two (2)][three (3)][four (4)][five (5)][six (6)][seven (7)][eight (8)] [nine (9)][ten (10)] shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall be entitled to be rounded up to the next whole share of Common Stock.

2. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a whole share in lieu of a fractional share of Common Stock).”

3. This Certificate of Amendment shall be effective __________ __, 20__ at 9:00 A.M., eastern time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this __ day of ______________, 20__.

NEOSTEM, INC.

By:______________________________
Name: Robin L. Smith, M.D.
Title: Chief Executive Officer

C-1

NeoStem, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of NeoStem, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 4, 2012.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND INSERT IN ENVELOPE PROVIDED ▼

PROXY

NEOSTEM, INC.

FORM OF PROXY CARD FOR HOLDERS OF COMMON STOCK AND SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

October 5, 2012

The undersigned hereby appoints Robin L. Smith and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the NeoStem, Inc. ("NeoStem") Annual Meeting of Stockholders to be held on October 5, 2012 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE

Please mark your votes like this ☒

PROXY

NEOSTEM, INC.

PROXY

THE NEOSTEM, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, AND 6.

1. APPROVAL AND ELECTION OF THE SEVEN NOMINEES TO THE NEOSTEM BOARD OF DIRECTORS, EACH TO SERVE A ONE-YEAR TERM EXTENDING UNTIL THE 2013 ANNUAL MEETING OF NEOSTEM STOCKHOLDERS:

FOR all nominees listed to the left (except as marked to the contrary below) ☐ **WITHHOLD AUTHORITY** to vote for all nominees listed to the left ☐

NOMINEES: (01) Robin L. Smith, M.D.
(02) Richard Berman
(03) Steven S. Myers
(04) Drew Bernstein
(05) Eric H.C. Wei
(06) Andrew Pecora, M.D., F.A.C.P.
(07) Martyn D. Greenacre

INSTRUCTION: To withhold authority for any individual nominee(s), print nominee's name(s) on the lines below:

____

▼ FOLD AND INSERT IN ENVELOPE PROVIDED ▼

6. RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS NEOSTEM, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012: FOR ☐ AGAINST ☐ ABSTAIN ☐

In their discretion, the proxies named on the reverse side are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof and upon matters incident to the conduct of the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

Please mark, sign and date this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Label Area 4" x 1 1/2"

See Reverse Side On How To Vote Your Shares Electronically.

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:______________ DATE:________ TIME:______

Registered Quantity ____________ Broker Quantity____________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

UPON FINAL APPROVAL FORWARD INTERNET VOTING TO

SUNGUARD

WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Signature ______________ **Signature** ______________ **Date** __________, **2012.**

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.